                                                                     EXHIBIT 4.1

                           MILACRON ESCROW CORPORATION

                    TO BE MERGED WITH AND INTO MILACRON INC.

                      11 1/2% SENIOR SECURED NOTES DUE 2011

                                    INDENTURE

                            Dated as of May 26, 2004

                         U.S. BANK NATIONAL ASSOCIATION

                                     Trustee

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                                     Indenture Section
310(a)(1).................................................................             7.10
   (a)(2).................................................................             7.10
   (a)(3).................................................................             N.A.
   (a)(4).................................................................             N.A.
   (a)(5).................................................................             7.10
   (b)....................................................................             7.10
   (c)....................................................................             N.A.
311(a)....................................................................             7.11
   (b)....................................................................             7.11
   (c)....................................................................             N.A.
312(a)....................................................................             2.05
   (b)....................................................................            13.03
   (c)....................................................................            13.03
313(a)....................................................................             7.06
   (b)(1).................................................................            10.03
   (b)(2).................................................................          7.06; 7.07
   (c)....................................................................      7.06; 10.03;13.02
   (d)....................................................................             7.06
314(a)....................................................................      4.03;13.02; 13.05
   (b)....................................................................            10.02
   (c)(1).................................................................            13.04
   (c)(2).................................................................            13.04
   (c)(3).................................................................             N.A.
   (d)....................................................................     10.03; 10.04; 10.05
   (e)....................................................................            13.05
   (f)....................................................................             N.A.
315(a)....................................................................             7.01
   (b)....................................................................         7.05; 13.02
   (c)....................................................................             7.01
   (d)....................................................................             7.01
   (e)....................................................................             6.11
316(a) (last sentence)....................................................             2.09
   (a)(1)(A)..............................................................             6.05
   (a)(1)(B)..............................................................             6.04
   (a)(2).................................................................             N.A.
   (b)....................................................................             6.07
   (c)....................................................................             2.12
317(a)(1).................................................................             6.08
   (a)(2).................................................................             6.09
   (b)....................................................................             2.04
318(a)....................................................................            13.01
   (b)....................................................................             N.A.
   (c)....................................................................            13.01

N.A. means not applicable.

* This Cross Reference Table is not part of this Indenture.

                                TABLE OF CONTENTS

                                                                                                                    Page
                                                       ARTICLE 1
                                             DEFINITIONS AND INCORPORATION
                                                      BY REFERENCE

Section 1.01       Definitions...............................................................................         1
Section 1.02       Other Definitions.........................................................................        31
Section 1.03       Incorporation by Reference of Trust Indenture Act.........................................        32
Section 1.04       Rules of Construction.....................................................................        32

                                                       ARTICLE 2
                                                       THE NOTES

Section 2.01       Form and Dating...........................................................................        34
Section 2.02       Execution and Authentication..............................................................        35
Section 2.03       Registrar and Paying Agent................................................................        35
Section 2.04       Paying Agent to Hold Money in Trust.......................................................        36
Section 2.05       Holder Lists..............................................................................        36
Section 2.06       Transfer and Exchange.....................................................................        36
Section 2.07       Replacement Notes.........................................................................        48
Section 2.08       Outstanding Notes.........................................................................        48
Section 2.09       Treasury Notes............................................................................        49
Section 2.10       Temporary Notes...........................................................................        49
Section 2.11       Cancellation..............................................................................        49
Section 2.12       Defaulted Interest........................................................................        49
Section 2.13       CUSIP Numbers.............................................................................        50
Section 2.14       Issuance of Additional Notes..............................................................        50

                                                       ARTICLE 3
                                               REDEMPTION AND PREPAYMENT

Section 3.01       Notices to Trustee........................................................................        50
Section 3.02       Selection of Notes to Be Redeemed or Purchased............................................        51
Section 3.03       Notice of Redemption......................................................................        51
Section 3.04       Effect of Notice of Redemption............................................................        52
Section 3.05       Deposit of Redemption or Purchase Price...................................................        52
Section 3.06       Notes Redeemed or Purchased in Part.......................................................        52
Section 3.07       Optional Redemption.......................................................................        52
Section 3.08       Mandatory Redemption......................................................................        53
Section 3.09       Offer to Purchase by Application of Excess Proceeds.......................................        53
Section 3.10       Offer to Purchase by Application of Collateral Proceeds...................................        54
Section 3.11       Special Mandatory Redemption..............................................................        56

                                                       ARTICLE 4
                                                       COVENANTS

Section 4.01       Payment of Notes..........................................................................        56
Section 4.02       Maintenance of Office or Agency...........................................................        57
Section 4.03       Reports...................................................................................        57
Section 4.04       Compliance Certificate....................................................................        58
Section 4.05       Taxes.....................................................................................        58
Section 4.06       Stay, Extension and Usury Laws............................................................        58

Section 4.07       Restricted Payments.......................................................................        59
Section 4.08       Dividend and Other Payment Restrictions Affecting Subsidiaries............................        61
Section 4.09       Incurrence of Indebtedness and Issuance of Preferred Stock................................        63
Section 4.10       Asset Sales...............................................................................        67
Section 4.11       Transactions with Affiliates..............................................................        70
Section 4.12       Liens.....................................................................................        71
Section 4.13       Business Activities.......................................................................        71
Section 4.14       Corporate Existence.......................................................................        71
Section 4.15       Offer to Repurchase Upon Change of Control................................................        72
Section 4.16       Limitation on Sale and Leaseback Transactions.............................................        73
Section 4.17       Payments for Consent......................................................................        73
Section 4.18       Additional Guarantees and Liens...........................................................        74
Section 4.19       Designation of Restricted and Unrestricted Subsidiaries...................................        74
Section 4.20       Escrow Account Deposits...................................................................        75
Section 4.21       Activities of the Company Prior to the Escrow Merger......................................        75

                                                       ARTICLE 5
                                                       SUCCESSORS

Section 5.01       Merger, Consolidation, or Sale of Assets..................................................        76
Section 5.02       Successor Corporation Substituted.........................................................        77

                                                       ARTICLE 6
                                                 DEFAULTS AND REMEDIES

Section 6.01       Events of Default.........................................................................        77
Section 6.02       Acceleration..............................................................................        79
Section 6.03       Other Remedies............................................................................        80
Section 6.04       Waiver of Past Defaults...................................................................        80
Section 6.05       Control by Majority.......................................................................        80
Section 6.06       Limitation on Suits.......................................................................        80
Section 6.07       Rights of Holders of Notes to Receive Payment.............................................        81
Section 6.08       Collection Suit by Trustee................................................................        81
Section 6.09       Trustee May File Proofs of Claim..........................................................        81
Section 6.10       Priorities................................................................................        82
Section 6.11       Undertaking for Costs.....................................................................        82

                                                       ARTICLE 7
                                                        TRUSTEE

Section 7.01       Duties of Trustee.........................................................................        82
Section 7.02       Rights of Trustee.........................................................................        83
Section 7.03       Individual Rights of Trustee..............................................................        84
Section 7.04       Trustee's Disclaimer......................................................................        84
Section 7.05       Notice of Defaults........................................................................        84
Section 7.06       Reports by Trustee to Holders of the Notes................................................        84
Section 7.07       Compensation and Indemnity................................................................        84
Section 7.08       Replacement of Trustee....................................................................        85
Section 7.09       Successor Trustee by Merger, etc..........................................................        86
Section 7.10       Eligibility; Disqualification.............................................................        86
Section 7.11       Preferential Collection of Claims Against Company.........................................        86

                                                       ARTICLE 8
                                        LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01       Option to Effect Legal Defeasance or Covenant Defeasance..................................        87
Section 8.02       Legal Defeasance and Discharge............................................................        87
Section 8.03       Covenant Defeasance.......................................................................        87
Section 8.04       Conditions to Legal or Covenant Defeasance................................................        88
Section 8.05       Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous
                   Provisions................................................................................        89
Section 8.06       Repayment to Company......................................................................        89
Section 8.07       Reinstatement.............................................................................        90

                                                       ARTICLE 9
                                            AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01       Without Consent of Holders of Notes.......................................................        90
Section 9.02       With Consent of Holders of Notes..........................................................        91
Section 9.03       Compliance with Trust Indenture Act.......................................................        93
Section 9.04       Revocation and Effect of Consents.........................................................        93
Section 9.05       Notation on or Exchange of Notes..........................................................        93
Section 9.06       Trustee to Sign Amendments, etc...........................................................        93

                                                       ARTICLE 10
                                                COLLATERAL AND SECURITY

Section 10.01.     Collateral Documents......................................................................        93
Section 10.02.     Recording and Opinions....................................................................        94
Section 10.03.     Release of Collateral.....................................................................        94
Section 10.04.     Certificates of the Company...............................................................        96
Section 10.05.     Certificates of the Trustee...............................................................        96
Section 10.06.     Authorization of Actions to Be Taken by the Trustee Under the Note Security Documents.....        96
Section 10.07.     Authorization of Receipt of Funds by the Trustee Under the Pledge Agreement...............        97
Section 10.08.     Termination of Security Interest..........................................................        97

                                                       ARTICLE 11
                                                    NOTE GUARANTEES

Section 11.01      Note Guarantee............................................................................        97
Section 11.02      Limitation on Guarantor Liability.........................................................        98
Section 11.03      Execution and Delivery of the Note Guarantee..............................................        99
Section 11.04      Guarantors May Consolidate, etc., on Certain Terms........................................        99
Section 11.05      Releases..................................................................................       100

                                                       ARTICLE 12
                                               SATISFACTION AND DISCHARGE

Section 12.01      Satisfaction and Discharge................................................................       101
Section 12.02      Application of Trust Money................................................................       102

                                                       ARTICLE 13
                                                     MISCELLANEOUS

Section 13.01      Trust Indenture Act Controls..............................................................       102
Section 13.02      Notices...................................................................................       102
Section 13.03      Communication by Holders of Notes with Other Holders of Notes.............................       103
Section 13.04      Certificate and Opinion as to Conditions Precedent........................................       103
Section 13.05      Statements Required in Certificate or Opinion.............................................       104
Section 13.06      Rules by Trustee and Agents...............................................................       104

Section 13.07      No Personal Liability of Directors, Officers, Employees and Stockholders..................       104
Section 13.08      Governing Law.............................................................................       104
Section 13.09      No Adverse Interpretation of Other Agreements.............................................       104
Section 13.10      Successors................................................................................       104
Section 13.11      Severability..............................................................................       105
Section 13.12      Counterpart Originals.....................................................................       105
Section 13.13      Table of Contents, Headings, etc..........................................................       105

                                    EXHIBITS

Exhibit A1   FORM OF NOTE
Exhibit A2   FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B    FORM OF CERTIFICATE OF TRANSFER
Exhibit C    FORM OF CERTIFICATE OF EXCHANGE
Exhibit D    FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E    FORM OF NOTATION OF GUARANTEE
Exhibit F    FORM OF SUPPLEMENTAL INDENTURE

      INDENTURE dated as of May 26, 2004 between Milacron Escrow Corporation, a Delaware corporation (the "Company"), to be merged with and into Milacron Inc. ("Milacron"), and U.S. Bank National Association, as trustee.

      The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 11 1/2% Senior Secured Notes due 2011 (the "Notes"):

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01 Definitions.

      "144A Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

      "ABL Facility" means the Financing Agreement dated on or before the date of the Escrow Merger by and among Milacron, as a borrower, certain subsidiaries of Milacron, as additional borrowers or guarantors, the lenders party thereto and JPMorgan Chase Bank, as the ABL Agent, as such agreement may be amended, restated supplemented, waived, replaced (whether or not upon termination, and with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time.

      "Acquired Debt" means, with respect to any specified Person:

            (1) Indebtedness of any other Person existing at the time such other Person is merged or amalgamated with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

            (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Additional Notes" means up to $50.0 million aggregate principal amount of additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. No Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

      "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

      "Applicable Premium" means, with respect to a Note at any Make-Whole Redemption Date, the greater of (1) 1.0% of the principal amount of such Note and (2) the excess of (a) the present value at such time of (i) the principal amount of such Note plus (ii) all required interest payments due on such Note through May 15, 2011, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the principal amount of such Note.

      "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

      "Asset Sale" means:

            (1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) or any damage or loss of property resulting in the payment of property insurance or condemnation proceeds to the Company or any Restricted Subsidiary; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 and/or
      Section 5.01 and not by Section 4.10 hereof; and

            (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

      Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

            (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $2.0 million or for net cash proceeds of less than $2.0 million;

            (2) a transfer of assets between or among the Company and its Restricted Subsidiaries,

            (3) an issuance of Equity Interests by a Subsidiary of the Company to the Company or to a Restricted Subsidiary;

            (4) the sale or lease of equipment, inventory or accounts receivable in the ordinary course of business;

            (5) the sale or other disposition of cash or Cash Equivalents;

            (6) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

            (7) sales of property or equipment that has become worn out, obsolete or damaged;

            (8) the license of patents, trademarks, copyrights, designs and know-how to third parties in the ordinary course of business;

            (9) the creation of Liens;

            (10) the sale or transfer of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary; and

            (11) a Restricted Payment or Permitted Investment that is permitted by Section 4.07 hereof.

      "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

      "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

      "Bank Product Agreements" means any agreement pursuant to which a bank or other financial institution agrees to provide treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

      "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

      "Board of Directors" means:

            (1) with respect to a corporation, the board of directors of the corporation or any duly authorized committee thereof;

            (2) with respect to a partnership, the Board of Directors of the general partner of the partnership or any duly authorized committee thereof; and

            (3) with respect to any other Person, the board or committee of such Person serving a similar function.

      "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

      "Business Day" means any day other than a Legal Holiday.

      "Canadian Restricted Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of Canada or any province of Canada.

      "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" means:

            (1) in the case of a corporation, corporate stock;

            (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

            (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

            (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Equivalents" means:

            (1) United States dollars and any other currency that is convertible into United States dollars without legal restrictions and which is utilized by the Company or any of its Restricted Subsidiaries in the ordinary course of its business;

            (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities);

            (3) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with a bank or trust company which is organized under the laws of the United States, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

            (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

            (5) commercial paper having one of the two highest ratings obtainable from Moody's and S&P (or by a nationally recognized rating agency or agencies if one or both of the named rating agencies cease publishing ratings of investments) and in each case maturing within one year after the date of acquisition;

            (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through
      (5) of this definition; and

            (7) in the case of any Subsidiary organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which that Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (6) above, including, without limitation, any deposit with a bank that is a lender to any Restricted Subsidiary of the Company.

      "Certificated Notes" means definitive Notes in registered certificated form.

      "Change of Control" means the occurrence of any of the following:

            (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is defined in Section 13(d)(3) of the Exchange Act) other than one or more Permitted Holders;

            (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

            (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

            (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

      "Clearstream" means Clearstream Banking, S.A.

      "Code" means the New York UCC; provided that to the extent that the Code is used to define any term in any Security Document and such term is defined differently in differing Articles of the Code, the definition of such term contained in Article 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Credit Facility Liens or Senior Secured Note Liens is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" will mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

      "Collateral" means all property now owned or hereafter acquired by the Company or any Guarantor in or upon which a Lien is granted or purported to be granted to the Credit Facility Agent or the Trustee or Collateral Agent under any of the Security Documents, together with all rents, issues, profits, products, and proceeds thereof, which shall not in any event include:

            (1) Excluded Assets; and

            (2) any properties and assets in which the Collateral Agent is required to release its Liens pursuant to the provisions described in
      Section 10.03, provided that if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of the Company or any Guarantor, such assets or properties will cease to be excluded from the Collateral if the Company or any Guarantor thereafter acquires or reacquires such assets or properties.

      "Collateral Agent" means U.S. Bank National Association, in it capacity as Collateral Agent under the Security Documents, together with its successors in such capacity.

      "Company" means Milacron Escrow Corporation, and any and all successors thereto.

      "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus:

            (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

            (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

            (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

            (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses, charges, losses or other items (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses, charges, losses or other items were deducted in computing such Consolidated Net Income; plus

            (5) any non-recurring expenses and charges and any restructuring charges of such Person and its Restricted Subsidiaries; minus

            (6) any extraordinary or non-recurring items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

      "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

            (1) the Net Income (or loss) of any Person that is not a Restricted Subsidiary of such Person or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

            (2) the Net Income of any Restricted Subsidiary of such Person will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; provided, however, that if such declaration or payment of dividends or similar distributions is not permitted solely by the operation of the terms of a Foreign Credit Facility permitted to be incurred by the terms of this Indenture, the Net Income of such Restricted Subsidiary may be included to the extent of the actual dividends or distributions paid to such Person during such period; and

            (3) the cumulative effect of a change in accounting principles will be excluded.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

            (1) was a member of such Board of Directors on the date of this Indenture;

            (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

            (3) was nominated by or on behalf of a Permitted Holder if such Permitted Holder beneficially owned more than 10.0% of the Company's Voting Stock at the time of such nomination.

      "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

      "Credit Facility" means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including, without limitation, the ABL Facility), debt securities sales arrangements or commercial paper facilities, in each case with, or sold to, banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related documents and instruments) governing Indebtedness incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such debt or successor debt, whether by the same or any other lender or investor or group of lenders or investors.

      "Credit Facility Agent" means, at any time in respect of any Credit Facility, the Person serving at such time as the "Agent," "Administrative Agent," "Collateral Agent," "ABL Agent" or "Collateral Trustee" under such Credit Facility or any other representative then most recently designated in accordance with the applicable provisions of the Credit Facility, together with its successors in such capacity.

      "Credit Facility Debt" means Indebtedness under a Qualified Credit
Facility.

      "Credit Facility Documents" means the credit agreement with respect to the ABL Facility and any other Qualified Credit Facility pursuant to which any Credit Facility Debt is incurred, including the guaranty agreements, bank product agreements, hedging agreements, and Security Documents related thereto (other than any Security Documents that do not secure Credit Facility Obligations), as well as those other ancillary agreements as to which the Credit Facility Agent or any lender is a party or a beneficiary and all other agreements, instruments, documents and certificates executed in connection with any of the foregoing or any Qualified Credit Facility.

      "Credit Facility Lien" means any Lien upon Credit Facility Priority Collateral granted to any holder, or representative of holders (including a Credit Facility Agent), of the Credit Facility Obligations, as security for Credit Facility Obligations.

      "Credit Facility Obligations" means:

            (1) the Credit Facility Debt and all other Obligations under any Qualified Credit Facility or any related Credit Facility Documents; and

            (2) all Hedging Obligations and Obligations under Bank Products Agreements; provided that the counterparty to such Hedging Obligation or the Person holding such Obligations under Bank Product Agreements is a Qualified Counterparty.

      "Credit Facility Priority Collateral" means all Collateral consisting of the following, other than the Excluded Assets:

            (1) all accounts and receivables (each as defined in Article 9 of the Code);

            (2) all chattel paper, including tangible chattel paper and electronic chattel paper (each as defined in Article 9 of the Code);

            (3) (a) all deposit accounts and money (each as defined in Article 9 of the Code) and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein and (b) all securities, security entitlements, and securities accounts (each as defined in Article 9 of the Code), in each case, to the extent constituting cash or cash equivalents or representing a claim to cash equivalents, except, in each case, for (x) any Asset Sale Proceeds Account and all deposits and other funds held therein, (y) any deposit account or money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein or any securities account and all cash and cash equivalents held therein that, in each case, constitute identifiable proceeds of Senior Secured Note Priority Collateral and (z) the Eurobond Escrow Account, if any, and all deposits and other funds held therein, but in any event and regardless of the foregoing clauses (x), (y) and (z), the cash management and lockbox account specified in the ABL Facility;

            (4) all inventory (as defined in Article 9 of the Code);

            (5) to the extent involving or governing any of the items referred to in the preceding clauses (1) through (4), all documents, general intangibles, instruments, including, without limitation, promissory notes, and letter of credit rights (each as defined in Article 9 of the Code); provided that to the extent any of the foregoing also relates to Senior Secured Note Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) through (4) shall be included in the Credit Facility Priority Collateral;

            (6) to the extent evidencing or governing any of the items referred to in the preceding clauses (1) through (5), all supporting obligations (as defined in Article 9 of the Code); provided that to the extent any of the foregoing also relates to Senior Secured Note Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) through (5) shall be included in the Credit Facility Priority Collateral;

            (7) all books and records (as defined in Article 9 of the Code) relating to the foregoing, including, without limitation, all books, databases, customer lists, engineer drawings and records

      (as defined in Article 9 of the Code), whether tangible or electronic, which contain any information relating to any of the foregoing; and

            (8) all proceeds of any of the foregoing (as defined in Article 9 of the Code), including without limitation, all insurance proceeds, and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that any Collateral, regardless of type, received in connection with a permitted disposition of or otherwise in exchange for Credit Facility Priority Collateral pursuant to the terms of the applicable Qualified Credit Facility shall be treated as Credit Facility Priority Collateral; and provided, further, that any Collateral regardless of type received in connection with a permitted disposition of or otherwise in exchange for Senior Secured Note Priority Collateral pursuant to the terms of this Indenture, shall be treated as Senior Secured Note Priority Collateral.

      "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement designed to protect the Person against fluctuations in currency values.

      "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

      "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

      "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

      "Discharge of Credit Facility Obligations" means (1) the payment in full of the Credit Facility Obligations that are outstanding and unpaid at the time all indebtedness thereunder is paid in full including, with respect to amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit), delivery of money or backstop letters of credit in respect thereof in compliance with the terms of any Qualified Credit Facility (which shall not exceed an amount equal to 105% of the aggregate undrawn amount of such letters of credit), (2) the termination of all commitments to extend credit under the Credit Facility Documents, and (3) the delivery by the Credit Facility Agent of a written notice to the collateral agent stating that the events described in clauses (1) and (2) have occurred to the satisfaction of the holders of the Credit Facility Obligations.

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

      "Domestic Borrowing Base" means:

            (1) 85% of the book value of all accounts receivable owned by the Company and its Domestic Restricted Subsidiaries and Canadian Restricted Subsidiaries; plus

            (2) 45% of the book value of all inventory owned by the Company and its Domestic Restricted Subsidiaries and Canadian Restricted Subsidiaries;

provided, however, that any accounts receivable owned by a Receivables Subsidiary, or which the Company or any of its Restricted Subsidiaries has agreed to transfer to a Receivables Subsidiary, will be excluded for purposes of determining such amount.

      "Domestic Receivables Subsidiary" means any Receivables Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia or that was formed under the laws of Canada or any province of Canada.

      "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Escrow Account" means a segregated account, under the sole control of the Trustee that includes only cash, the proceeds thereof and interest earned thereon, free from all Liens other than the Lien in favor of the Trustee for the benefit of the Holders of the Notes.

      "Escrow Agent" U.S. Bank National Association, as escrow agent under the Escrow Agreement.

      "Escrow Agreement" means the Pledge and Escrow Agreement, dated as of May 26, 2004, among the Company, the Trustee and the escrow agent thereunder, relating to the Escrow Account.

      "Escrow Merger" means the merger of the Company with and into Milacron pursuant to the Escrow Merger Certificate, with Milacron as the surviving corporation.

      "Escrow Merger Certificate" means the Certificate of Ownership and Merger with respect to the Escrow Merger, to be filed with the Secretary of the State of Delaware upon expiration of the Escrow Period.

      "Escrow Period" means that period beginning on the date of this Indenture and ending on the date on which the funds held in the Escrow Account are released upon satisfaction of all conditions precedent to such release, as set forth in the escrow agreement and described in Section 4.21 hereof.

      "Escrow Redemption Date" means the date that is 31 days after the Conditions Precedent Date, or if such date is not a Business Day, the first Business Day following such date.

      "Escrow Redemption Price" means an amount of cash equal to 101% of $219,764,250 plus interest accrued on $219,764,250 from May 26, 2004 to, but excluding, the Escrow Redemption Date, calculated using a rate of 12% per annum.

      "Eurobonds" means the 7.625% Guaranteed Fixed Rate Bonds due 2005 of Milacron Capital Holdings B.V. in the original aggregate principal amount of
(euro)115.0 million.

      "Eurobond Escrow Account" means a segregated account under the sole control of the Collateral Agent, if any, that includes only cash, the proceeds thereof and interest earned thereon.

      "Eurobond Escrow Agreement" means an agreement, if any, between the Company and the Collateral Agent, pursuant to which the Eurobond Escrow Account, if any, is established.

      "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to
Section 2.06(f) hereof.

      "Exchange Offer" has the meaning assigned to the term "Registered Exchange Offer" in the Registration Rights Agreement.

      "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

      "Excluded Assets" means:

            (1) any lease of premises used only as office space or to warehouse inventory;

            (2) any lease, license, permit, franchise, power, authority or right if, to the extent that and for as long as (a) the grant of a security interest therein constitutes or would result in the abandonment, invalidation or unenforceability of such lease, license, permit, franchise, power, authority or right or the termination of, breach of or a default under the lease, instrument or agreement by which such lease, license, permit, franchise, power, authority or right is governed and (b) such abandonment, invalidation, unenforceability, breach, termination or default is not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC (or any successor provision) of any relevant jurisdiction or any other applicable law (including the United States bankruptcy code) or principles of equity; provided, however, that
      (i) such lease, license, permit, franchise, power, authority or right will be an Excluded Asset only to the extent and for as long as the conditions set forth in clauses (a) and (b) in this definition are and remain satisfied and to the extent such assets otherwise constitute Collateral, will cease to be an Excluded Asset, and will become subject to the Senior Secured Note Lien, immediately and automatically at such time as such conditions cease to exist, including by reason of any waiver or consent under the applicable instrument or agreement, and (ii) the proceeds of any sale, lease or other disposition of any such lease, license, permit, franchise, power, authority or right that is or becomes an Excluded Asset shall not be an Excluded Asset and shall at all times be and remain subject to the Senior Secured Note Lien;

            (3) assets or property (a) located outside of the United States (other than assets or property of a Canadian Restricted Subsidiary located in Canada) or (b) of any Canadian

      Restricted Subsidiary other than (i) those of the type described in clauses (1) through (4) of the definition of Credit Facility Priority Collateral and (ii) the proceeds of the Credit Facility Priority Collateral described in the preceding clause (i);

            (4) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of salaried employees;

            (5) deposit accounts held by Oak International, Inc. at Citizens Bank and Nickerson Machinery Chicago Inc. at Fleet National Bank;

            (6) any real property acquired after the date of this Indenture with a fair market value of less than $750,000 in the case of a fee interest or with an annual rent of less than $100,000 in the case of a leasehold interest;

            (7) Capital Stock of any Subsidiary of the Company or any Guarantor formed under the laws of a jurisdiction other than the United States or any State of the United States or the District of Columbia (a "Foreign Stock Subsidiary") in excess of 65% of the outstanding Capital Stock of such Foreign Stock Subsidiary;

            (8) Capital Stock of any non-wholly owned Foreign Stock Subsidiary to the extent that a grant of a Lien therein would conflict with the terms of any organizational document of, agreement governing investments in, or the law of the jurisdiction of formation of, such Foreign Stock Subsidiary;

            (9) Capital Stock of Milacron Plastics Machinery (Jiangyin) Co., LTD, D-M-E-(Hong Kong) Limited, Japan D-M-E Corporation, Ferromatix India Limited and any Immaterial Subsidiary;

            (10) real estate located at 3025 Disney Street, Cincinnati, Ohio 45209 and real estate located at 10501 High M52, Manchester, Michigan 48158;

            (11) assets or property of Milacron Capital Holdings B.V.; and

            (12) (a) other personal property (other than deposit accounts, letter of credit rights, intellectual property and proceeds of Collateral) in which a security interest cannot be perfected by the filing of a financing statement under the Uniform Commercial Code or PPSA or similar Canadian legislation and (b) without duplication, motor vehicles, that have, in the aggregate for all such property and motor vehicles, a fair market value (as determined in good faith by the Company) not exceeding $1,000,000.

      In addition, any Collateral consisting of any Capital Stock or other securities of any Subsidiary of the Company shall be limited at any time to that portion of such Capital Stock or other securities which value (defined as the principal amount, par value, book value as carried by the Company or market value, whichever is greatest), when considered in the aggregate with all other Capital Stock or other securities of such Subsidiary subject to a security interest under this indenture, does not exceed 19.99% of the principal amount of the then outstanding Notes issued, and the portion of any such Capital Stock or other securities of such Subsidiary in excess of such percentage will be deemed Excluded Assets; provided, however, in the event that Rule 3-16 of Regulation S-X promulgated by the SEC is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company due to such Subsidiary's Capital Stock or other securities securing the Notes, then the Capital Stock or other securities of such Subsidiary (the "Excluded Securities") shall automatically be deemed to be Excluded Assets, but only for so long as and to the extent necessary to not be subject to such requirement; provided further, however, that in such event, the Security Documents may be amended or modified, without the consent of any Holder of Notes, to the extent necessary to release the security interests in the Excluded Securities that are deemed to constitute Excluded Assets.

      "Excluded Securities" meaning provided to such term in the definition of Excluded Assets.

      "Exercise of Remedies" means:

            (1) the taking of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Code;

            (2) the exercise of any right or remedy provided to a secured creditor on account of a Lien under any of the Credit Facility Documents or Senior Secured Note Documents, under applicable law, in an insolvency or liquidation proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;

            (3) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on the Collateral or the proceeds thereof;

            (4) the appointment of a receiver, receiver and manager or interim receiver of all or part of the Collateral;

            (5) the sale, lease, license, or other disposition of all or any portion of the Collateral by private or public sale or any other means permissible under applicable law;

            (6) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Code;

            (7) the exercise of any voting rights relating to any Capital Stock included in the Collateral; and

            (8) the delivery of any notice, claim or demand relating to the Collateral to any Person (including any securities intermediary, depository bank or landlord) in possession or control of any Collateral.

      For avoidance of doubt, filing a proof of claim in bankruptcy court or seeking adequate protection shall not be deemed to be an Exercise of Remedies.

      "Existing Credit Facility" means the Amended and Restated Financing Agreement, dated as of March 31, 2004, among Milacron, certain Subsidiaries of Milacron, as borrowers, certain Subsidiaries of Milacron, as guarantors, the lenders from time to time party thereto and Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative Agent and Collateral Agent.

      "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Existing Credit Facility, the Series B Notes and the ABL Facility) in existence on the date of this Indenture, until such amounts are repaid.

      "Existing Preferred Stock" means Milacron's 4% Cumulative Preferred Stock.

      "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

            (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act;

            (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded;

            (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

            (4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

            (5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

            (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

      "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

            (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

            (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

            (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

            (4) the product of (a) all dividends, paid, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      "Foreign Borrowing Base" means, as of any date, an amount equal to 80% of the book value of all accounts receivable owned by Foreign Restricted Subsidiaries of the Company; provided, however, that any accounts receivable owned by a Receivables Subsidiary, or which the Company or any of its Restricted Subsidiaries has agreed to transfer to a Receivables Subsidiary, will be excluded for purposes of determining such amount.

      "Foreign Credit Facility" means, with respect to any Foreign Restricted Subsidiary, one or more working capital debt facilities, in each case with banks or other institutional lenders providing for revolving credit loans and letters of credit, in each case as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

      "Foreign Receivables Subsidiary" means any Receivables Subsidiary that is not a Domestic Receivables Subsidiary.

      "Foreign Restricted Subsidiaries" means those Restricted Subsidiaries that are not Domestic Restricted Subsidiaries or Canadian Restricted Subsidiaries.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect on the date of this Indenture.

      "Glencore" means Glencore Finance AG.

      "Global Note Legend" means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

      "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

      "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantees or obligations the full faith and credit of the United States is pledged.

      "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

      "Guarantors" means each of:

            (1) the Domestic Restricted Subsidiaries;

            (2) the Canadian Restricted Subsidiaries; and

            (3) any other Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

      "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

            (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; and

            (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

      "Holder" means a Person in whose name a Note is registered on the Registrar's books.

      "IAI Global Note" means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

      "Immaterial Subsidiary" means, (a) as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $100,000 and whose total revenues for the most recent 12-month period do not exceed $100,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Company and (b) at any time prior to the expiration of the Escrow Period, Milacron

Commercial Corp.; provided that Milacron Commercial Corp. will no longer constitute and Immaterial Subsidiary after the expiration of the Escrow Period unless at that time it meets the criteria of the preceding clause (a).

      "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

            (1) in respect of borrowed money;

            (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

            (3) in respect of banker's acceptances;

            (4) representing Capital Lease Obligations;

            (5) representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable; or

            (6) representing any Hedging Obligations,

      if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon the face of a balance sheet of the specified Person prepared in accordance with GAAP. The term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

      In addition, for the purpose of avoiding duplication in calculating the outstanding principal amount of Indebtedness for purposes of Section 4.09 hereof, Indebtedness arising solely by reason of the existence of a Lien to secure other Indebtedness permitted to be incurred under Section 4.09 hereof will not be considered incremental Indebtedness.

      Indebtedness shall not include the obligations of any Person (1) resulting solely from the endorsement of negotiable instruments for collection in the ordinary course of business or (2) resulting from postclosing payment adjustments to which the seller may become entitled in connection with the purchase by the Company or any Restricted Subsidiary of any business, to the extent such payment is determined by a final closing financial statement or such payment depends on the performance of such business after the closing; provided that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

      "Indenture" means this Indenture, as amended or supplemented from time to time.

      "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

      "Initial Notes" means the first $225,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

      "Initial Purchasers" means Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Lazard Freres & Co. LLC.

      "insolvency or liquidation proceeding" means: (1) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (2) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case covered by clauses (1) and (2) undertaken under the United States Federal, State or foreign law, including the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada).

      "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

      "Intercreditor Agreement" means that agreement to be dated on or before the date of the Escrow Merger, among JPMorgan Chase Bank, as ABL agent and U.S. Bank National Association, as term agent.

      "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees made in the ordinary course of business or (ii) receivables created or acquired in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Company's Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the portion of the fair market value (determined as provided in the final paragraph Section
4.07 hereof) of the Investments held by the acquired Person in such third Person in proportion to the percentage of the aggregate Equity Interests of such acquired Person held by the Company or such Restricted Subsidiary. Except as otherwise provided for herein, the amount of an Investment will be its fair value at the time the Investment is made without giving effect to subsequent changes in value.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

      "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, hypothec, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest.

      "Liquidated Damages" means all "Additional Interest" as defined under the Registration Rights Agreement then owing pursuant to Section 6 of the Registration Rights Agreement.

      "Milacron" Milacron Inc., a Delaware corporation

      "Mizuho" means Mizuho International plc.

      "Moody's" means Moody's Investors Service, Inc.

      "Net Collateral Proceeds" means the aggregate cash proceeds and other consideration received by the Company or any of its Restricted Subsidiaries in respect of any Sale of Senior Secured Note Priority Collateral (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any such Sale of Senior Secured Note Priority Collateral, but only as and when received), net of (1) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Sale of Senior Secured Note Priority Collateral, (2) the direct costs relating to such Sale of Senior Secured Note Priority Collateral, including, without limitation, legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, appraiser fees, and any relocation expenses incurred as a result of such Sale of Senior Secured Note Priority Collateral, and taxes paid or payable as a result of such Sale of Senior Secured Note Priority Collateral, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness secured by a Permitted Prior Lien on the asset or assets that were the subject of such Sale of Senior Secured Note Priority Collateral, (4) expenses and fees in connection with obtaining any required consents to such Sale of Senior Secured Note Priority Collateral from lenders or holders of Indebtedness or other third parties (unless such expenses and fees consist of the repayment of Indebtedness to any such Person), and (5) any reserve for adjustment in respect of the sale price of such asset or assets or for retained liabilities in connection with such Sale of Senior Secured Note Priority Collateral established in accordance with GAAP.

      "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

            (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or
      (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

            (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

      "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (other than any Sale of Senior Secured Note Priority Collateral) (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any such Asset Sale, but only as and when received), net of (1) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale, (2) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, appraiser fees, and any relocation expenses incurred as a result of such Asset Sale, and taxes paid or payable as a result of such Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (4) expenses and fees in connection with obtaining any required consents to such Asset Sales from lenders or holders of Indebtedness or other third parties (unless such expenses and fees consist of the repayment of Indebtedness to any such Person), and (5) any reserve for adjustment in respect of the sale price of such asset or assets or for retained liabilities in connection with such Asset Sale established in accordance with GAAP.

      "New York UCC" means the Uniform Commercial Code, as from time to time in effect in the State of New York.

      "Non-Recourse Debt" means Indebtedness:

            (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
      (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

            (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

            (3) as to which the lenders have been notified in writing (which may be by the terms of the instrument evidencing such Indebtedness) that they will not have any recourse to the stock (other than the stock of an Unrestricted Subsidiary pledged by the Company or any of its Unrestricted Subsidiaries) or assets of the Company or any of its Restricted Subsidiaries.

      "Non-U.S. Person" means a Person who is not a U.S. Person.

      "Note Guarantee" means the Guarantee by each Guarantor of the Company's obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

      "Note Purchase Agreement" means the Note Purchase Agreement with respect to the Series A Notes and the Series B Notes, dated as of March 12, 2004, among Milacron and Glencore and Mizuho, as amended on April 5, 2004.

      "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

      "Obligations" means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness, and in the case of the ABL Facility, all obligations thereunder.

      "Obligor" means the Company, the Guarantors and each other Subsidiary of the Company that has granted to the Collateral Agent a Lien upon any of the Collateral as security for a Senior Secured Note Obligation.

      "Offering Circular" means the Company's offering circular dated May 12, 2004, relating to the issuance of the Notes.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

      "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 13.05 hereof.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

      "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

      "Permitted Asset" means property, plant and equipment used or to be used in the business of the Company or any of its Domestic Restricted Subsidiaries and which will be owned upon acquisition by the Company or a Domestic Restricted Subsidiary.

      "Permitted Business" means any business similar in nature to any business conducted by the Company and its Restricted Subsidiaries on the date of this Indenture and any business reasonably ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business conducted by the Company and its Restricted Subsidiaries on the date of this Indenture, in each case as determined by the Board of Directors of the Company.

      "Permitted Holder" means each of Mizuho and Glencore and:

            (1) any controlling equity holder, majority-owned Subsidiary, or immediate family member (in the case of an individual) of either Mizuho or Glencore; and

            (2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding a majority controlling interest of which consist of any one or more of Mizuho, Glencore and/or such Persons referred to in the immediately preceding clause (1).

      "Permitted Investments" means:

            (1) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor;

            (2) any Investment by the Company or a Guarantor in a Restricted Subsidiary of the Company that is not a Guarantor in an amount that, when taken together with all Investments outstanding under clause (5)(b) below, does exceed $15.0 million at any one time outstanding;

            (3) any Investment by a Restricted Subsidiary that is not a Guarantor in another Restricted Subsidiary that is not a Guarantor;

            (4) any Investment in Cash Equivalents;

            (5) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

                  (a) such Person becomes a Restricted Subsidiary of the Company and a Guarantor or such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor;

                  (b) if the Investment is made by the Company or a Guarantor, such Person becomes a Restricted Subsidiary of the Company that is not a Guarantor or such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Restricted Subsidiary of the Company that is not a Guarantor, so long as such Investment, when taken together with all Investments outstanding under clause
            (2) above, does exceed $15.0 million at any one time outstanding; or

                  (c) if the Investment is made by a Restricted Subsidiary of the Company that is not a Guarantor, such Person becomes a Restricted Subsidiary of the Company or such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Restricted Subsidiary of the Company;

            (6) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof";

            (7) any Investment to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

            (8) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

            (9) Hedging Obligations;

            (10) loans and advances to employees made in the ordinary course of business in an amount not to exceed $1.0 million;

            (11) advances, loans or extensions of credit to customers or suppliers in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

            (12) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (13) Investments in any Person to the extent such Investment existed on the date of this Indenture and any Investment that replaces, refinances or refunds such an Investment, provided that the new Investment is in an amount that does not exceed that amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded;

            (14) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

            (15) transactions (other than loans or advances to employees) pursuant to compensation, employee benefit or other indemnity arrangements with officers, directors and employees of Milacron or any of its Restricted Subsidiaries entered into in the ordinary course of business;

            (16) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with dispositions of obsolete or worn out assets permitted pursuant to this Indenture in an aggregate amount not to exceed $5.0 million;

            (17) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by the Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by the Company or a Restricted Subsidiary of the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; provided that such other Investment is in the form of a note or other instrument that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction; and

            (18) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) since the date of this Indenture, that are at the time outstanding not to exceed $20.0 million.

      "Permitted Liens" means:

            (1) Liens on Collateral of the Company and any Restricted Subsidiary securing (a) Credit Facility Debt incurred under clause (1) of Section 4.09(b) hereof, (b) any Hedging Obligations that constitute Credit Facility Obligations and (c) other Credit Facility Obligations not constituting Credit Facility Debt;

            (2) Liens on the Escrow Account created pursuant to the Escrow Agreement securing, equally and ratably, the Senior Secured Note Obligations and Liens created pursuant to the Security Documents securing, equally and ratably, the Senior Secured Note Obligations with respect to up to $275.0 million aggregate principal amount of Notes at any one time outstanding, together with all other Senior Secured Note Obligations;

            (3) Liens securing Indebtedness under Foreign Credit Facilities permitted by clause (2) of Section 4.09(b) hereof and related Hedging Obligations, in each case covering only the assets of Foreign Restricted Subsidiaries;

            (4) Liens (not securing Credit Facility Obligations) in favor of the Company or the Guarantors;

            (5) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

            (6) Liens on property existing at the time of acquisition of the property by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other assets;

            (7) Liens to secure the performance of bids, tenders, leases, contracts (other than the payment of money), statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

            (8) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (5) of Section 4.09(b) covering only the assets acquired with such Indebtedness;

            (9) Liens (other than Credit Facility Liens and Senior Secured Note Liens) existing immediately after the expiration of the Escrow Period and consummation of the Escrow Merger;

            (10) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

            (11) Liens incurred, created or assumed in connection with the refinancing of any Indebtedness, Attributable Debt or other Obligations secured by any Liens permitted at any time to be incurred, created or assumed by this Indenture; provided that

                  (a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof); and

                  (b) the Indebtedness secured by the new Lien is not increased to any amount greater that the sum of (x) the outstanding principal amount or, if greater, committed amount of the permitted refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing;

            (12) Liens on assets of the Company or a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction;

            (13) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and for sums not yet delinquent or being contested in good faith;

            (14) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

            (15) Liens in favor of collecting or payor banks consisting of rights of set-off with respect to money or instruments of the Company or any of its Restricted Subsidiaries on deposit with or in possession of such bank and arising by operation of law;

            (16) judgment Liens in respect of judgments that do not constitute an Event of Default;

            (17) any interest or title of a lessor or sublessor in the property subject to any lease or sublease entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and covering only the assets so leased (other than a Capital Lease Obligation or a lease entered into as part of a sale and leaseback transaction);

            (18) easements, rights of way, zoning and similar restrictions incurred in the ordinary course of business, which do not in the aggregate materially impair the value of the Company's and its Restricted Subsidiaries' property, when taken as a whole;

            (19) Liens constituting licenses of intellectual property in the ordinary course of business; and

            (20) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

      "Permitted Prior Liens" means (a) all Liens described in clauses (5), (6),
(8), (9) or (13) of the definition of "Permitted Liens" or in clause (11) thereof in respect of Permitted Prior Liens and (b) any other Liens that are required by law or are not voluntarily granted and arise by operation of law, to the extent entitled by law to priority over the security interests granted by the Security Documents.

      "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued to refinance Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

            (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being refinanced (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

            (2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced;

            (3) if the Indebtedness being refinanced is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being refinanced;

            (4) if the Indebtedness being refinanced is secured, the Liens securing such Permitted Refinancing Indebtedness do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced (other than improvements or accessions to such property); and

            (5) such Indebtedness is incurred either by the Company, a Guarantor or by the Restricted Subsidiary who is the obligor on the Indebtedness being refinanced.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

      "Private Exchange Notes" has the meaning assigned to "Private Exchange Securities" in the Registration Rights Agreement.

      "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Qualified Counterparty" means, with respect to any Hedging Obligations or Obligations under Bank Product Agreements, any counterparty that, at the time the Hedging Obligation was incurred or the applicable Bank Product Agreement was entered into:

            (1) is a lender under a qualified Credit Facility or any Affiliate of such a lender; or

            (2) enters into an irrevocable written agreement to be bound by the provisions of the Intercreditor Agreement with respect to its liens on the Credit Facility Priority Collateral,

      and which, in each case, appoints the applicable Credit Facility Agent to act as its agent with respect to such liens on the Credit Facility Priority Collateral.

      "Qualified Credit Facility" means any Credit Facility pursuant to which credit shall be extended only to the Company or one of its Restricted Subsidiaries and in respect of which the related Credit Facility Agent has become a party to the Intercreditor Agreement on behalf of the lenders under the Qualified Credit Facility in which it has agreed on behalf of such lenders and on its own behalf to be subject to such Intercreditor Agreement on the same terms and in the same capacity as the lenders and the Credit Facility Agent for the ABL Facility.

      "Qualified Equity Issuance" means any primary public offering or private placement to any Person of Capital Stock of the Company.

      "Qualified Receivables Transaction" means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries sells, conveys or otherwise transfers to (1) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

      "Receivables Subsidiary" means a Wholly Owned Restricted Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary:

            (1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

                  (a) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to customary representations, warranties, covenants and indemnities in connection with a Qualified Receivables Transaction);

                  (b) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to customary representations, warranties, covenants and indemnities in connection with a Qualified Receivables Transaction; or

                  (c) subjects any property or asset of the Company or any Restricted Subsidiary of the Company (other than accounts receivable and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to customary representations, warranties, covenants and indemnities in connection with a Qualified Receivables Transaction;

            (2) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than customary fees payable in connection with servicing accounts receivable; and

            (3) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such Restricted Subsidiary's financial condition or cause such Restricted Subsidiary to achieve certain levels of operating results.

      Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of May 26, 2004, between the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

      "Registration Default" has the meaning set forth in the Registration Rights Agreement.

      "Regulation S" means Regulation S promulgated under the Securities Act.

      "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

      "Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

      "Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

      "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

      "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

      "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      "Rule 144" means Rule 144 promulgated under the Securities Act.

      "Rule 144A" means Rule 144A promulgated under the Securities Act.

      "Rule 903" means Rule 903 promulgated under the Securities Act.

      "Rule 904" means Rule 904 promulgated under the Securities Act.

      "Sale of Senior Secured Note Priority Collateral" means an Asset Sale to the extent involving assets, rights or other property that constitutes Senior Secured Note Priority Collateral under the Security Documents.

      "S&P" means Standard & Poor's Ratings Group.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Security Documents" means all security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by the Company or any other Obligor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent or a Credit Facility Agent, as applicable, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

      "Senior Secured Note Documents" means this Indenture, the Notes, the Exchange Notes, the Note Guarantees and the Security Documents (other than any Security Documents that do not secure Senior Secured Note Obligations).

      "Senior Secured Note Lien" means a Lien granted by a security document to the Collateral Agent upon any property of the Company or any other Obligor to secure Senior Secured Note Obligations.

      "Senior Secured Note Obligations" means the Notes (including all Exchange Notes therefor), the Note Guarantees and all other Obligations of any Obligor under the Senior Secured Note Documents.

      "Senior Secured Note Priority Collateral" means all Collateral, other than the Credit Facility Priority Collateral.

      "Series A Notes" means Milacron's $30.0 million aggregate principal amount of 20% Secured Step-Up Series A Notes due 2007.

      "Series B Notes" means Milacron's $70.0 million aggregate principal amount of 20% Secured Step-Up Series B Notes due 2007.

      "Series B Preferred Stock" means Milacron's 6.0% Series B Convertible Preferred Stock to be issued as contemplated by the Note Purchase Agreement.

      "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

      "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Subsidiary" means, with respect to any specified Person:

            (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

            (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
      (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

      "TIA" means the Trust Indenture Act of 1939, as amended (15
U.S.C. Sections 77aaa-77bbbb).

      "Treasury Rate" means the yield to maturity at a time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the Make-Whole Redemption Date (or, if such Statistical Release is no longer published, any publicly available source with similar market data)) most nearly equal to the period from the Make-Whole Redemption Date to May 15, 2011, provided, however, that if the period from the Make-Whole Redemption Date to May 15, 2011 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Make-Whole Redemption Date to May 15, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

      "Trustee" means U.S. Bank National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "Unrestricted Definitive Note" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

      "Unrestricted Global Note" means a Global Note that does not bear and is not required to bear the Private Placement Legend.

      "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Company, and any Subsidiary of an Unrestricted Subsidiary, but only to the extent that each such Subsidiary:

            (1) has no Indebtedness other than Non-Recourse Debt;

            (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

            (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

            (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

      Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by delivering to the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section
4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any

Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred under Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default would be in existence following such designation.

      "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination. Except as described under Section 4.09 hereof, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

      "U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

      "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

            (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (2) the then outstanding principal amount of such Indebtedness.

      "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02 Other Definitions.

                                                                  Defined in
                          Term                                      Section
                          ----                                    ----------
"Affiliate Transaction"..................................            4.11
"Asset Sale Offer".......................................            3.09
"Asset Sale Proceeds Account" ...........................            4.10
"Authentication Order"...................................            2.02
"Change of Control Offer"................................            4.15
"Change of Control Payment"..............................            4.15
"Change of Control Payment Date".........................            4.15

                                                                  Defined in
                          Term                                      Section
                          ----                                    ----------
"Collateral Offer Period" ...............................            3.10
"Collateral Proceeds Offer" .............................            3.10
"Collateral Purchase Date" ..............................            3.10
"Conditions Precedent Date" .............................            3.10
"Covenant Defeasance"....................................            8.03
"DTC"....................................................            2.03
"Event of Default".......................................            6.01
"Excess Collateral Proceeds" ............................            4.10
"Excess Proceeds"........................................            4.10
"incur"..................................................            4.09
"Legal Defeasance".......................................            8.02
"Make-Whole Redemption Date" ............................            3.07
"Note Security Documents" ...............................           10.01
"Offer Amount"...........................................            3.09
"Offer Period"...........................................            3.09
"Paying Agent"...........................................            2.03
"Permitted Debt".........................................            4.09
"Payment Default" .......................................            6.01
"Purchase Date"..........................................            3.09
"Registrar"..............................................            2.03
"Restricted Payments"....................................            4.07
"Successor Company" .....................................            5.01

Section 1.03 Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes;

      "indenture security Holder" means a Holder of a Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee; and

      "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

      Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5) "will" shall be interpreted to express a command;

            (6) provisions apply to successive events and transactions; and

            (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2
                                    THE NOTES

Section 2.01 Form and Dating.

      (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibits A1 and A2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

      The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibits A1 or A2 hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A1 hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

      (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its St. Paul office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

            (1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by
      Section 2.06(b) hereof); and

            (2) an Officers' Certificate from the Company.

      Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

            (3) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

      At least one Officer must sign the Notes for the Company by manual or facsimile signature.

      If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

      A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee will, from time to time upon receipt of a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

      The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

      The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

      The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

      The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

      The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06 Transfer and Exchange.

      (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

            (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 60 days after the date of such notice from the Depositary;

            (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

            (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

      Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

      (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

            (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

            (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

                  (A) both:

                        (i) a written order from a Participant or an Indirect
                  Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
                  Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                        (ii) instructions given in accordance with the
                  Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

                  (B) both:

                        (i) a written order from a Participant or an Indirect
                  Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                        (ii) instructions given by the Depositary to the
                  Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

            (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a
            beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transferee will take delivery in the form of a
            beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transferee will take delivery in the form of a
            beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
            (3) thereof, if applicable.

            (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (i) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                        (ii) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

      If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

      Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

      (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

            (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
            (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a
            Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an
            Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to the
            Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            (2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

            (3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (i) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                        (ii) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

      (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

            (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
            (3) thereof, if applicable;

                  (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(b) thereof; or

                  (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

            the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

            (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (i) if the Holder of such Definitive Notes proposes to
                  exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                        (ii) if the Holder of such Definitive Notes proposes to
                  transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

            (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

            If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

      (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

            (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule
            904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer will be made pursuant to any other
            exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

            (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (i) if the Holder of such Restricted Definitive Notes
                  proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                        (ii) if the Holder of such Restricted Definitive Notes
                  proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

      (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

            (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

            (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers,
      (B) they are not participating in a distribution of the Exchange Notes and
      (C) they are not affiliates (as defined in Rule 144) of the Company.

      Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

      (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (1) Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each Global
            Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS NOTE (OR ITS PREDECESSOR ) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO ANY EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                  (B) Notwithstanding the foregoing, any Global Note or
            Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3),
            (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06
            (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

            (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF MILACRON ESCROW CORPORATION.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

            (3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a Legend in substantially the following form:

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

            (4) Original Issue Discount Legend. Each Note will bear a legend in substantially the following form:

"THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. YOU MAY CONTACT THE CHIEF FINANCIAL OFFICER OF THE COMPANY, AT 2090 FLORENCE AVENUE, CINCINNATI, OHIO, 45206, (513) 487-5000, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT."

      (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

      (i) General Provisions Relating to Transfers and Exchanges.

            (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section
      2.02 hereof or at the Registrar's request.

            (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

            (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

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

            (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

            (5) Neither the Registrar nor the Company will be required:

                  (A) to issue, to register the transfer of or to exchange any
            Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
            Section 3.02 hereof and ending at the close of business on the day of selection;

                  (B) to register the transfer of or to exchange any Note
            selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                  (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

            (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

            (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

            (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

      If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

      Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the

Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

      If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

      If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

      Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

      Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

      The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

      If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 CUSIP Numbers.

      The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.14 Issuance of Additional Notes.

      The Company shall be entitled, subject to its compliance with Sections
4.09 and 4.12, to issue up to $50 million in aggregate principal amount of Additional Notes under this Indenture which shall have identical terms as the Initial Notes, other than with respect to the date of issuance and issue price, provided that the Additional Notes are fungible with the Initial Notes for U.S. Federal Income tax purposes. The Initial Notes, any Additional Notes and all Exchange Notes or Private Exchange Notes issued in exchange therefore shall be treated as a single class for all purposes under this Indenture. With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

      (a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

      (b) the issue price, the issue date and the CUSIP number of such Additional Notes; and

      (c) whether such Additional Notes shall be transfer restricted notes and issued in the form of Initial Notes as set forth in Section 2.02 of this Indenture or shall be issued in the form of Exchange Notes.

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

      If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

            (1) the clause of this Indenture pursuant to which the redemption shall occur;

            (2) the redemption date;

            (3) the principal amount of Notes to be redeemed; and

            (4) the redemption price.

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

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

      If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis except:

            (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

            (2) if otherwise required by law.

      In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

      The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

      Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

      The notice will identify the Notes to be redeemed and will state:

            (1) the redemption date;

            (2) the redemption price;

            (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

            (4) the name and address of the Paying Agent;

            (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

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

            (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

      At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price stated in the notice. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption or Purchase Price.

      One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed or purchased.

      If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

      Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

      (a) At any time prior to May 15, 2007, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 111.5% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds one or more Qualified Equity Issuances; provided that:

            (1) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

            (2) the redemption occurs within 90 days of the date of the closing of such Qualified Equity Issuances.

      (b) The Company may also at its option on any one or more occasions redeem all or part of the Notes upon not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of the date of redemption (the "Make-Whole Redemption Date"). Notices of redemption may be conditional.

      (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

      Other than as set forth in Section 3.11, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

      In the event that, pursuant to Section 4.10(c) hereof, the Company is required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it will follow the procedures specified below.

      The Asset Sale Offer shall be made to all Holders. The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company will apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

      If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

      Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

            (1) that the Asset Sale Offer is being made pursuant to this Section
      3.09 and Section 4.10(c) hereof and the length of time the Asset Sale Offer will remain open;

            (2) the Offer Amount, the purchase price and the Purchase Date;

            (3) that any Note not tendered or accepted for payment will continue to accrete or accrue interest;

            (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrete or accrue interest after the Purchase Date;

            (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

            (6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

            (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

            (8) that, if the aggregate principal amount of Notes surrendered by Holders thereof exceeds the Offer Amount, the Company will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

            (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

      On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

      Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.10 Offer to Purchase by Application of Collateral Proceeds.

      In the event that, pursuant to Section 4.10(f) hereof, the Company is required to commence an offer to all Holders to purchase Notes (a "Collateral Proceeds Offer"), it will follow the procedures specified below.

      The Collateral Proceeds Offer shall be made to all Holders. The Collateral Proceeds Offer will remain open for a period of 20 Business Days following its commencement and no longer except to the extent that a longer period is required by applicable law (the "Collateral Offer Period"). No later than five Business Days after termination of the Collateral Offer Period (the "Collateral Purchase Date"), the Company will apply all Excess Collateral Proceeds (the "Collateral Offer Amount") to the purchase of Notes or, if less than the Collateral Offer Amount has been tendered, all Notes tendered in response to the Collateral Proceeds Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

      If the Collateral Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Collateral Proceeds Offer.

      Upon the commencement of Collateral Proceeds Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Collateral Proceeds Offer. The notice, which will govern the terms of the Collateral Proceeds Offer, will state:

            (1) that the Collateral Proceeds Offer is being made pursuant to this Section 3.10 and Section 4.10(f) hereof and the length of time the Collateral Proceeds Offer will remain open;

            (2) the Collateral Offer Amount, the purchase price and the Collateral Purchase Date;

            (3) that any Note not tendered or accepted for payment will continue to accrete or accrue interest;

            (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Collateral Proceeds Offer will cease to accrete or accrue interest after the Collateral Purchase Date;

            (5) that Holders electing to have a Note purchased pursuant to a Collateral Proceeds Offer may elect to have Notes purchased in integral multiples of $1,000 only;

            (6) that Holders electing to have Notes purchased pursuant to any Collateral Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Collateral Purchase Date;

            (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

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

            (8) that, if the aggregate principal amount of Notes surrendered by Holders thereof exceeds the Offer Amount, the Company will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

            (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

      On or before the Collateral Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Collateral Proceeds Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.10. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Collateral Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Collateral Proceeds Offer on the Collateral Purchase Date.

      Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.11 Special Mandatory Redemption.

      In accordance with the terms and conditions of the Escrow Agreement, and using the funds in the Escrow Account, the Company shall redeem on the Escrow Redemption Date all and not less than all of the Notes at the Escrow Redemption Price if the Officers' Certificate required by Section 3(b) of the Escrow Agreement to be delivered by July 29, 2004 (the "Conditions Precedent Date") (or if the Conditions Precedent Date has been extended pursuant to the terms of the Escrow Agreement, by August 31, 2004) has not been so delivered. Upon the release of the funds from the Escrow Account after delivery of the Officers' Certificate required by Section 3(b) of the Escrow Agreement, the foregoing provisions of this Section 3.11 shall be null and void.

                                    ARTICLE 4
                                    COVENANTS

Section 4.01 Payment of Notes.

      The Company shall pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company

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

shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

      The Company shall maintain in the City of St. Paul, Minnesota, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of St. Paul, Minnesota, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Reports.

      (a) Whether or not required by the Commission's rules and regulations, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

      (1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company were required to file such reports; and

      (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports;

provided, however, that the availability of the foregoing materials on the SEC's EDGAR service or the Company's website shall be deemed to satisfy the Company's delivery obligation set forth above and provided further, however, that for purposes of this Section 4.03 prior to the expiration of the Escrow Period, such reports may be the reports of Milacron and not of the Company.

      (b) All reports required under Section 4.03(a) shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, the Company shall file a copy of each of the reports referred to in

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

clauses (1) and (2) of Section 4.03(a) with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

      (c) If, at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in 4.03(a) with the SEC within the time periods specified in Section 4.03(b) unless the SEC will not accept such a filing. If the SEC will not accept the Company's filings for any reason, the Company shall post the reports referred to in 4.03(a) on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

      (d) In addition, the Company and the Guarantors agree that, for so long as any Notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs of this Section 4.03 with the SEC, they shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04 Compliance Certificate.

      (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the other Senior Secured Note Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the other Senior Secured Note Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the other Senior Secured Note Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

      (b) So long as any of the Notes are outstanding, the Company shall deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

      The Company shall pay, and shall cause each of the Guarantors to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

      The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or

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

advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07   Restricted Payments.

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger, amalgamation or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable (a) in Equity Interests (other than Disqualified Stock) of the Company or (b) to the Company or a Restricted Subsidiary of the Company);

            (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger, amalgamation or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Guarantor);

            (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee thereof (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries) except a payment of interest or principal at or within one year of the Stated Maturity thereof; or

            (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

            (1) no Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

            (2) the Company would, at the time of such Restricted Payment, after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to
      Section 4.09(a) and

            (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (9) and (10)
      of Section 4.07(b)), is less than the sum, without duplication, of:

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

                  (A) 50% of the Consolidated Net Income of the Company for the
            period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                  (B) 100% of the aggregate net cash proceeds received by the
            Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

                  (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than (A) the exchange of Series B Notes for Series B Preferred Stock or (B) a conversion or exchange by a Subsidiary of the Company) subsequent to the date of this Indenture of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange), plus

                  (D) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated, repaid, repurchased or redeemed for cash, the lesser of
            (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus

                  (E) to the extent that any Unrestricted Subsidiary of the
            Company is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (A) the fair market value of the Company's investment in such Subsidiary as of the date of such redesignation and (B) such fair market value as of the date on which such subsidiary was originally designated as an Unrestricted Subsidiary.

      (b) The provisions of Section 4.07(a) hereof shall not prohibit:

            (1) the payment of any dividend or similar distribution or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution or the giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution, redemption or payment would have complied with the provisions of this Indenture;

            (2) any Restricted Payment made in exchange for, or made out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such Restricted Payment made shall be excluded from clause
      (3)(B) of Section 4.07(a);

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

            (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor in exchange for, or out of the net cash proceeds from an incurrence of, Permitted Refinancing Indebtedness;

            (4) the payment of any dividend or other similar distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

            (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company (a) held by any employee or director of the Company (or any of its Restricted Subsidiaries) or (b) in connection with, or to provide the Equity Interests for, delivery of Equity Interests to grantees under any stock incentive plan of the Company or any of its Restricted Subsidiaries; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any fiscal year, provided further, however, that amounts available pursuant to this clause (5) to be utilized for Restricted Payments during any such fiscal year that are not so utilized may be carried forward and utilized in any succeeding fiscal year;

            (6) the purchase by the Company of fractional shares arising out of stock dividends, splits, conversions or combinations or business combinations;

            (7) the exchange of Milacron's common stock into which the Series A Notes have been converted and of the Series B Notes for Series B Preferred Stock in accordance with the Note Purchase Agreement;

            (8) the payment of any dividends on the Existing Preferred Stock in accordance with its terms not to exceed $300,000 in any 12-month period, beginning with the 12-month period commencing on the date of this Indenture;

            (9) the redemption of shares of Series B Preferred Stock with the proceeds of a Rights Offering in accordance with the terms of the Series B Preferred Stock; and

            (10) so long as no Default has occurred and is continuing or would be caused thereby, Restricted Payments in an aggregate amount which, when added together with the amount of all other Restricted Payments made under this clause (10), does not exceed $10.0 million.

      (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.07 shall be determined by the Board of Directors of the Company whose resolution shall be conclusive with respect thereto shall be delivered to the Trustee.

Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of its Restricted Subsidiaries to:

            (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

            (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

            (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

      (b) The restrictions in Section 4.08(a) shall not apply to encumbrances or restrictions existing under or by reason of:

            (1) agreements governing Existing Indebtedness and Credit Facilities (other than the Series B Notes and the Existing Senior Credit Facility) as in effect on the date of this Indenture and the ABL Facility and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

            (2) any agreement governing the terms of any Indebtedness incurred pursuant to clause (2) of Section 4.09(b) hereof, provided that (a) either
      (i) the encumbrance or restriction applies only in the event of and during the continuation of a default under such agreement or (ii) the Board of Directors of the Company determines, at the time such agreement is entered into (and at the time of any modification of the terms of any such encumbrance or restriction), any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes and (b) the encumbrance or restriction is not materially less favorable to the Holders of the Notes than is customary in comparable financings or agreements (as determined by the Board of Directors of the Company);

            (3) agreements governing the Series B Notes and the Existing Credit Facility;

            (4) this Indenture, the Notes and the Note Guarantees;

            (5) applicable law and any applicable rule, regulation or order;

            (6) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

            (7) customary non-assignment provisions in leases, licenses or contracts entered into in the ordinary course of business;

            (8) purchase money obligations that impose restrictions on that property of the nature described in clause (3) of Section 4.08(a);

            (9) customary restrictions in any agreement for the sale or other disposition of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of Capital Stock or assets of that Subsidiary;

            (10) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, as determined in good faith by the Board of Directors of the Company;

            (11) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Liens;

            (12) customary provisions in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

            (13) agreements governing Indebtedness of Foreign Restricted Subsidiaries under Foreign Credit Facilities; provided that such encumbrances or restrictions are customary and market for similarly situated borrowers under similar kinds of agreements for working capital Indebtedness at the time of entering into such Foreign Credit Facilities;

            (14) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Subsidiary; and

            (15) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, in each case if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least
2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

      (b) The provisions of Section 4.09(a) hereof shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

            (1) the incurrence by the Company and any of the Guarantors of additional Indebtedness and letters of credit under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (x) $75.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries since the date of this Indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to Section 4.10 hereof and less the amount of any Indebtedness of a Domestic Receivables Subsidiary outstanding under clause (15) of this Section 4.09(b) and (y) the Domestic Borrowing Base;

            (2) the incurrence by the Foreign Restricted Subsidiaries of additional Indebtedness and letters of credit under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (2) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Foreign Restricted Subsidiaries thereunder) not to exceed the greater of (x) $40.0 million less Indebtedness of Foreign Restricted Subsidiaries existing at the time of such incurrence less the aggregate amount of all Net Proceeds of Asset Sales applied by the Foreign Restricted Subsidiaries since the date of this Indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to Section 4.10 hereof and less the amount of any Indebtedness of a Foreign Receivables Subsidiary outstanding under clause (15) of this
      Section 4.09(b) and (y) the Foreign Borrowing Base;

            (3) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

            (4) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes to be issued on the date of this Indenture, the related Note Guarantees to be issued after the expiration of the Escrow Period and the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

            (5) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (5), not to exceed $30.0 million at any time outstanding;

            (6) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (3), (4),
      (5), (6), (17) or (18) of this Section 4.09(b);

            (7) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

                  (A) if the Company or any Guarantor is the obligor on such
            Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor;

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

                  (B) if the obligee on such Indebtedness is the Company or a
            Guarantor, a perfected first priority security interest (subject to Permitted Prior Liens) is promptly granted to the trustee in such intercompany Indebtedness; and

                  (C) (i) any subsequent issuance or transfer of Equity
            Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

            (8) prior to the expiration of the Escrow Period, the incurrence by the Company and its Restricted Subsidiaries of Indebtedness under the Existing Senior Credit Facility;

            (9) prior to the expiration of the Escrow Period, the incurrence by the Company of the Series B Notes;

            (10) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

            (11) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor that was permitted to be incurred by another provision of this Section 4.09;

            (12) the incurrence of Obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

            (13) the incurrence of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

            (14) the guarantee by the Foreign Restricted Subsidiaries of Indebtedness of the Foreign Restricted Subsidiaries that was permitted to be incurred by another provision of this covenant;

            (15) the incurrence by any Receivables Subsidiary of Indebtedness pursuant to a Qualified Receivables Transaction;

            (16) the incurrence of unsecured Indebtedness in respect of customer financing programs (including lease transactions) in an aggregate principal amount at any one time outstanding under this clause (16) not to exceed $15.0 million;

            (17) the incurrence by Foreign Restricted Subsidiaries of Indebtedness in an aggregate principal amount, at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
      (17), not to exceed $5.0 million; and

            (18) the incurrence by the Company or any of its Restricted Subsidiaries of additional unsecured Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any

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      time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (18), not to exceed $25.0 million; provided that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness, when taken together with any Indebtedness issued and outstanding under clause (17) of this Section 4.09(b), in excess of $8.0 million in the aggregate pursuant to this clause (18).

      To the extent the Company's Unrestricted Subsidiaries incur Non-Recourse Indebtedness and any such Indebtedness ceases to be Non-Recourse Indebtedness, then such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was subject to this Section 4.09.

      The Company and the Guarantors shall not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or any Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company or any Guarantor shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

      For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above, or is entitled to be incurred pursuant to Section 4.09(a), the Company shall be permitted to divide and classify such item of Indebtedness on the date of its incurrence or later reclassify all or a portion of such item of Indebtedness in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (8) of the definition of Permitted Debt. Indebtedness under Credit Facilities outstanding on the expiration date of the Escrow Period shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) or (2) of the definition of Permitted Debt, as applicable. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued.

      The amount of any Indebtedness outstanding as of any date shall be:

            (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

            (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

            (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

                  (a) the fair market value of such assets at the date of
            determination; and

                  (b) the amount of the Indebtedness of the other Person.

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      For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a currency other than U.S. dollars, the amount of such Indebtedness shall be the U.S. Dollar Equivalent of such Indebtedness determined on the date of incurrence, provided that if any such Indebtedness denominated in a currency other than U.S. dollars is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement. The principal amount of any Permitted Refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced shall be the U.S. Dollar Equivalent of the Indebtedness being refinanced, except to the extent that (a) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Permitted Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and (b) the principal amount of the Permitted Refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. Dollar Equivalent of such excess shall be determined on the date such Permitted Refinancing Indebtedness is incurred.

Section 4.10 Asset Sales.

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale (including a Sale of Senior Secured Note Priority Collateral) unless:

            (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

            (2) if such Asset Sale, in any single transaction or series of related transactions, involves assets having a fair market value of greater than $15.0 million, such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee;

            (3) in the case of a Sale of Senior Secured Note Priority Collateral, the Collateral Agent is promptly granted a perfected first priority security interest (subject to Permitted Prior Liens) in the Net Collateral Proceeds therefor received by the Company or the Restricted Subsidiary as additional Senior Secured Note Priority Collateral under the Security Documents to secure the Senior Secured Note Obligations, and, in the case of cash or Cash Equivalents constituting Net Collateral Proceeds, such Net Collateral Proceeds must be deposited into a segregated account under the sole control of the Collateral Agent that includes only proceeds from the Sale of Senior Secured Note Priority Collateral and interest earned thereon (an "Asset Sale Proceeds Account") and is free from all other Liens (other than Permitted Prior Liens), all on terms and pursuant to arrangements reasonably satisfactory to the Collateral Agent in its reasonable determination (which may include, at the Collateral Agent's reasonable request, customary officers' certificates and legal opinions and shall include release provisions requiring the Collateral Agent to release deposits in the Asset Sale Proceeds Account as necessary to permit the Company or its Restricted Subsidiaries to apply such Net Collateral Proceeds in the manner described below, unless the Collateral Agent has received written notice that an Event of Default has occurred and is continuing); and

            (4) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash and Cash Equivalents. For purposes of this Section 4.10, each of the following shall be deemed to be cash:

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                  (A) any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary agreement that releases the Company or such Restricted Subsidiary from further liability; and

                  (B) any securities, notes or other obligations received by the
            Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary within 45 days of receipt into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion.

      (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, other than a Sale of Senior Secured Note Priority Collateral, the Company may apply such Net Proceeds to:

            (1) repay Indebtedness and other Obligations under a Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

            (2) acquire (or enter into a binding agreement to acquire, provided that such commitment shall be subject only to customary conditions (other than financing) and such acquisition shall be consummated within 180 days after the end of such 365 day period) all or substantially all of the assets of, or a majority of the Voting Stock of, a Permitted Business or the minority interest in any Restricted Subsidiary;

            (3) make a capital expenditure;

            (4) acquire (or enter into a binding agreement to acquire, provided that such commitment shall be subject only to customary conditions (other than financing) and such acquisition shall be consummated within 180 days after the end of such 365 day period) other long-term assets that are used or useful in a Permitted Business; or

            (5) make an offer to all Holders of Notes to purchase Notes at a purchase price equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, payable in cash.

Pending the final application of any Net Proceeds from Asset Sales, other than a Sale of Senior Secured Note Priority Collateral, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

      (c) Any Net Proceeds from Asset Sales, other than a Sale of Senior Secured Note Priority Collateral, that are not applied or invested as provided in
Section 4.10(b) shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall within five Business Days make an Asset Sale Offer to all Holders of Notes with the proceeds of sales of assets to purchase the maximum amount of Notes that may be purchased out of the Excess Proceeds.

      (d) The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the

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amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

      (e) Within 365 days after the receipt of any Net Collateral Proceeds from a Sale of Senior Secured Note Priority Collateral, the Company or the Restricted Subsidiary, as the case may be, may apply such Net Collateral Proceeds (other than any non-cash consideration representing Permitted Assets received by the Company in respect of any Sale of Senior Secured Note Priority Collateral; provided that the Collateral Agent shall promptly be granted a perfected first priority security interest (subject to Permitted Prior Liens) on all such assets as Senior Secured Note Priority Collateral under the Security Documents to secure the Notes on terms and pursuant to arrangements reasonably satisfactory to the Collateral Agent in its reasonable determination (which may include, at the Collateral Agent's reasonable request, customary officers' certificates and legal opinions)) at its option:

            (1) to acquire (or enter into a binding agreement to acquire, provided that such commitment shall be subject only to customary conditions (other than financing) and shall be consummated within 180 days after the end of such 365 day period) all or substantially all of the assets of, or a majority of the Voting Stock of, a Permitted Business principally owning Permitted Assets that have (in the good faith judgment of the Company) a value, net of the value of any Credit Facility Priority Collateral included therein, at least equal to the amount of such Net Collateral Proceeds; or

            (2) to make capital expenditures on or acquire (or enter into a binding agreement to acquire, provided that such commitment shall be subject only to customary conditions (other than financing) and shall be consummated within 180 days after the end of such 365 day period) Permitted Assets;

provided, that in each such case, the Collateral Agent shall immediately be granted a perfected first priority security interest (subject to Permitted Prior Liens) on all of the assets (other than any Credit Facility Priority Collateral included therein) acquired with such Net Collateral Proceeds as Senior Secured Note Priority Collateral under the Security Documents to secure the Senior Secured Note Obligations, all on terms and pursuant to arrangements reasonably satisfactory to the Collateral Agent in its reasonable determination (which may include, at the Collateral Agent's reasonable request, customary officers' certificates and legal opinions).

      (f) Any Net Collateral Proceeds from any Sale of Senior Secured Note Priority Collateral that are not applied or invested as provided in Section 4.10(e) shall constitute "Excess Collateral Proceeds." When the aggregate amount of Excess Collateral Proceeds exceeds $10.0 million, the Company shall within five Business Days make an offer to all Holders of Notes (a "Collateral Proceeds Offer") with the proceeds of sales of assets to purchase the maximum principal amount of Notes that may be purchased out of the Excess Collateral Proceeds. The offer price in any Collateral Proceeds Offer shall be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and shall be payable in cash. If any Excess Collateral Proceeds remain after consummation of a Collateral Proceeds Offer, the Company and its Restricted Subsidiaries may use any remaining Excess Collateral Proceeds, free and clear of any Liens created by any Security Documents or otherwise for the benefit of any Holder of Senior Secured Note Obligations, for any other purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Collateral Proceeds Offer exceeds the amount of Excess Collateral Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of each Collateral Proceeds Offer, the amount of Excess Collateral Proceeds shall be reset at zero.

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      (g) The Company shall comply with the requirements of Rule 14e-1 under the
Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

Section 4.11 Transactions with Affiliates.

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

            (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

            (2) the Company delivers to the trustee:

                  (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                  (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion issued by an accounting, appraisal or investment banking firm of national standing as to the fairness to the Company of such Affiliate Transaction from a financial point of view or that such Affiliate Transaction is not materially less favorable to the Company and its Restricted Subsidiaries than would reasonably be expected to be obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person.

      (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions Section 4.11(a) hereof:

            (1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary;

            (2) transactions between or among the Company and/or its Restricted Subsidiaries;

            (3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

            (4) payment of reasonable directors fees;

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            (5) the Pledge of Equity Interests of Unrestricted Subsidiaries to
      support the Indebtedness thereof;

            (6) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be;

            (7) any agreement as in effect on the date of this Indenture and any amendment, modification, supplement, renewal, replacement or extension thereof (so long as such amendment, modification, supplement, renewal, replacement or extension is not materially less favorable to the holders of the Notes);

            (8) the issuance or sale of Equity Interests (other than Disqualified Stock) of the Company;

            (9) transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment; and

            (10) Restricted Payments that are permitted under Section 4.07 hereof or any Permitted Investment.

Section 4.12 Liens.

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

      (b) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly create, incur, assume or suffer to exist any Lien of any kind on any Credit Facility Priority Collateral securing any Credit Facility Obligation, unless the Company or such Restricted Subsidiary concurrently (1) grants a Lien of such kind, pursuant to a security document upon substantially the same terms but subject to the provisions set forth in the Intercreditor Agreement to the Collateral Agent for the benefit of the Holders of Senior Secured Note Obligations and (2) causes such Lien to be duly perfected.

Section 4.13 Business Activities.

      The Company shall not, and shall not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

Section 4.14 Corporate Existence.

      The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each of the Guarantors, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Guarantor; provided that this Section 4.14 will not prohibit the Company or any Guarantor from consummating any transaction not prohibited by Section 5.01 or 11.04 hereof.

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Section 4.15 Offer to Repurchase Upon Change of Control.

      (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes validly tendered in the Change of Control Offer at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

            (1) that the Change of Control Offer is being made pursuant to this
      Section 4.15 and that all Notes tendered shall be accepted for payment;

            (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

            (3) that any Note not tendered shall continue to accrue interest;

            (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

            (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

            (7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

      The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of such compliance.

      (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

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

            (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

            (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

            (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

      The Paying Agent shall promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that any new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      (c) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

Section 4.16   Limitation on Sale and Leaseback Transactions.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

            (1) the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under any provision of
      Section 4.09 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof;

            (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee if such gross cash proceeds are more than $10.0 million, of the property that is the subject of that sale and leaseback transaction; and

            (3) the transfer of assets in that sale and leaseback transaction is permitted by, and, if such transfer is an Asset Sale, the Company applies the proceeds of such transaction in compliance with Section 4.10 hereof.

Section 4.17 Payments for Consent.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that

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consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18 Additional Guarantees and Liens.

      (a) If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary after the date of this Indenture (except for Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries) or any other Restricted Subsidiary guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any Guarantor, then that Restricted Subsidiary (other than a Receivables Subsidiary) shall (1) execute a supplemental indenture and a joinder agreement to the Security Documents in form and substance reasonably satisfactory to the Trustee providing that such Restricted Subsidiary shall become a Guarantor under this Indenture and a party to the Security Documents and (2) deliver an Opinion of Counsel to the effect that such supplemental indenture and joinder agreement has been duly authorized and executed by such Restricted Subsidiary, in each case, within 10 Business Days following the date on which it was acquired or created; provided that any Domestic Restricted Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary. The form of such Note Guarantee is attached as Exhibit E hereto.

      (b) If the Company or any of the Guarantors at any time (1) owns or acquires Senior Secured Note Priority Collateral that is not subject to a valid, enforceable perfected first priority Lien (subject to Permitted Prior Liens) in favor of the Collateral Agent as security for the Senior Secured Note Obligations or (2) grants, assumes or becomes subject to any Lien upon any of its property that constitutes Credit Facility Priority Collateral as security for any Credit Facility Obligation, then the Company shall, or shall cause such Guarantor to, concurrently:

                  (A) execute and deliver to the Collateral Agent a security document upon substantially the same terms as the Security Documents delivered in connection with the issuance of the Notes, granting, in the case of any Senior Secured Note Priority Collateral, a first priority Lien upon such Senior Secured Note Priority Collateral or, in the case of any Credit Facility Priority Collateral, a second priority Lien upon such Credit Facility Priority Collateral, in either case, in favor of the Collateral Agent for the benefit of the Holders of the Senior Secured Note Obligations; and

                  (B) cause any such Lien granted in such security document to be duly perfected in any manner permitted by law and, in the case of any Senior Secured Note Priority Collateral, cause each other Lien upon such Senior Secured Note Priority Collateral to be (1) released, unless it is a Permitted Lien or (2) subordinated to the Senior Secured Note Liens if it is a Permitted Lien but not a Permitted Prior Lien.

Section 4.19 Designation of Restricted and Unrestricted Subsidiaries.

      The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default, provided, that in no event may the Board of Directors designate any
(a) Restricted Subsidiary that holds assets constituting Senior Secured Note Priority Collateral having a fair value of greater than $5.0 million or (b) group of Restricted Subsidiaries that together hold assets constituting Senior Secured Note Priority Collateral having a fair value of greater than $5.0 million, to be an Unrestricted Subsidiary or Unrestricted Subsidiaries, as the case may be. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the

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Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under Section 4.07(a) or Permitted Investments, as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 4.20 Escrow Account Deposits

      Upon consummation of the sale of the Initial Notes, the Company shall deposit the gross proceeds of the Notes offering into the Escrow Account with the Escrow Agent.

Section 4.21 Activities of the Company Prior to the Escrow Merger

      Prior to the Escrow Merger, the Company shall be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to issuing the Notes, issuing capital stock to, and receiving capital contributions from, Milacron, performing its obligations with respect to the Notes under this Indenture, the Escrow Agreement and the Registration Rights Agreement, and consummating the Escrow Merger or redeeming the Notes on the Escrow Redemption Date, as applicable, and conducting such other activities as are necessary or appropriate to carry out the activities described above. Prior to the Escrow Merger, the Company shall not own, hold or otherwise have any interest in any assets other than the Escrow Account and, cash, Cash Equivalents or Government Securities.

      Prior to the Escrow Merger, not less than two members of the Company's Board of Directors (the "Independent Directors") shall be individuals who are not, and never have been, direct, indirect or beneficial stockholders, officers, directors, employees, affiliates, associates, material suppliers or material customers of Milacron or any of its Affiliates, and the certificate of incorporation of the Company shall provide that (1) at least two members of the Company's Board of Directors shall be an Independent Director, (2) the Company's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Company without the unanimous vote of the entire Board of Directors without any vacancies (including the Independent Directors) and (3) the provisions requiring two independent directors and the provision described in clauses (1) and (2) above cannot be amended without the prior written consent of the Independent Directors.

      Neither Independent Director shall at any time serve as a trustee in bankruptcy for the Company or any Affiliate thereof. Any director, employee, consultant or agent of the Company shall be compensated from the Company's funds for services provided to the Company. The Company shall not engage any agents (other than its attorneys, auditors and other professionals).

      The Company shall keep correct and complete books and records of account and minutes of the meetings and other proceedings of its stockholder and board of directors, as applicable, and the resolutions, agreements and other instruments of the Company shall be continuously maintained as official records by the Company.

      The Company shall strictly observe organizational formalities in its dealings with Milacron and its Affiliates, and funds or other assets of the Company shall not be commingled with those of any of its Affiliates. No Affiliate of the Company shall maintain joint bank accounts with the Company or other depository accounts with the Company to which any such Affiliate has independent access. The Company's operating expenses shall not be paid by Milacron or any other Affiliate of the Company, and the Company shall have its own stationary. The Company shall conduct its business solely in its own legal name and in a manner separate from Milacron so as not to mislead others with whom it is dealing.

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      The books of account, financial reports and records of the Company shall be maintained separately from those of Milacron and each other Affiliate of the Company, although they may appear in Milacron's consolidated general ledger. Any financial statements of Milacron or an Affiliate thereof which are consolidated to include the Company shall contain detailed notes clearly stating that (1) all of the Company's assets are owned by the Company, and (2) the Company is a separate legal entity with its own separate creditors that shall be entitled to be satisfied out of the Company's assets prior to any value in the Company becoming available to the Company's equity holders. The Company's assets shall be maintained in a manner that facilitates their identification and segregation from those of Milacron and its other Affiliates.

      The Company shall maintain arm's length relationships with its Affiliates, and each Affiliate of the Company that renders or otherwise furnishes services or merchandise to the Company shall be compensated by the Company at market rates for such services or merchandise. The Company shall not incur any material indirect or overhead expenses for items shared with Milacron (or any other Affiliate thereof) or any fees for legal, auditing and other professional services and directors' fees, in each case that are not reflected in a service agreement between the Company and Milacron pursuant to which a fee shall be paid to Milacron for any such expenses; it being understood that Milacron shall pay the expenses relating to the offering of the Notes.

      No Affiliate of the Company shall be, nor shall it hold itself out to be, responsible for the debts of the Company or the decisions or actions in respect of the daily business and affairs of the Company. The Company shall immediately correct any known misrepresentation with respect to the foregoing and shall not operate or purport to operate as an integrated single economic unit with respect to Milacron or in its dealing with any other entity.

                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

      The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

            (1) either:

                  (A) the Company is the surviving corporation; or

                  (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia (any such Person, the "Successor Company");

            (2) the Successor Company assumes all the obligations of the Company under the Notes, this Indenture, the Security Documents and, if then in effect, the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

            (3) immediately after such transaction, no Default exists; and

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            (4) the Company or the Successor Company, as the case may be, would on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period:

                  (A) be permitted to incur at least $1.00 of additional
            Indebtedness pursuant to Section 4.09 hereof or

                  (B) have a Fixed Charge Coverage Ratio that is no worse than the Fixed Charge Coverage Ratio of the Company immediately preceding such consolidation, merger, sale, assignment, transfer, conveyance or other disposition.

      The foregoing clause (4) of this Section 5.01 will not prohibit:

            (1) the Escrow Merger; or

            (2) a merger between the Company and any of its Restricted Subsidiaries; or

            (3) a merger between the Company and an Affiliate of the Company incorporated solely for the purpose of reincorporating the Company in another state of the United States, so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

      In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company, any of its Wholly Owned Restricted Subsidiaries and any of the Guarantors.

Section 5.02   Successor Company Substituted.

      Upon any consolidation or merger with, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company to a Successor Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the Successor Company shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the Successor Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such Successor Company had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

      Each of the following is an "Event of Default":

            (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

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            (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

            (3) failure by the Company to comply with its obligations under Sections 4.10, 4.15, 4.21 or 5.01 hereof;

            (4) failure by the Company or any of its Restricted Subsidiaries for 30 days after receipt by the Company of written notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding (including Additional Notes, if any) voting as a single class to comply with the provisions of Sections 4.07 and 4.09;

            (5) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture, the Escrow Agreement, the Notes or the Security Documents;

            (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

                  (A) is caused by a failure to pay principal of such
            Indebtedness (after giving effect to any applicable grace period provided in such Indebtedness) on the date of its Stated Maturity (a "Payment Default"); or

                  (B) results in the acceleration of such Indebtedness prior to its express maturity,

            and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

            (7) failure by the Company or any of its Restricted Subsidiaries to pay final, non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

            (8) the Escrow Agreement or any other Security Document or any Lien purported to be granted thereby on the Escrow Account or the cash therein, the Eurobond Escrow Agreement or any other security document or any Lien purposed to be granted thereby on the Eurobond Escrow Account, or the cash therein, or any one or more other items of Collateral having an aggregate fair market value in excess of $15.0 million is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in this Indenture) to be fully enforceable and perfected; provided that if the holders of the Series B Notes and the common stock into which the Series A Notes were converted waive the requirement in the Note Purchase Agreement for the establishment of the Eurobond Escrow Account, then the failure to establish the Eurobond Escrow Account or execute the Eurobond Escrow Agreement (or the termination of the Eurobond Escrow Agreement and dissolution of the Eurobond Escrow Account) shall not be deemed an Event of Default;

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            (9) the Company or any Guarantor denies or disaffirms, in writing in any pleading in any court of competent jurisdiction, any obligation of the Company or any Guarantor set forth in or arising under any Security Document;

            (10) except as permitted by this Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect and such default continues for 10 days after notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding (including Additional Notes, if any) voting as a single class or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee in writing;

            (11) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                  (A) commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (D) makes a general assignment for the benefit of its
            creditors, or

                  (E) generally is not paying its debts as they become due;

            (12) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any of its Restricted
            Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

                  (B) appoints a custodian of the Company or any of its
            Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

                  (C) orders the liquidation of the Company or any of its
            Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

            and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02 Acceleration.

      In the case of an Event of Default specified in clause (11) or (12) of
Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant

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Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

      Upon any such declaration, the Notes shall become due and payable immediately.

      The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived.

Section 6.03 Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

      Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

      Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

      A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

            (1) such Holder gives to the Trustee written notice that an Event of Default is continuing;

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            (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

      A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee.

      If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and

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other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

      If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

            Third: to the Company or to such party as a court of competent jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01 Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (b) Except during the continuance of an Event of Default:

            (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this

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      Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

            (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section 7.01.

      (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

      (a) The Trustee may conclusively rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

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      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

      (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

Section 7.03 Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee's Disclaimer.

      The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

      If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

      (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

      (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

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      (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      (b) The Company and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld. Neither the Company nor any Guarantor need reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through its own negligence, willful misconduct or bad faith.

      (c) The obligations of the Company and the Guarantors under this Section
7.07 will survive the satisfaction and discharge of this Indenture.

      (d) To secure the Company's and the Guarantors' payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

      (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(11) or (12) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      (f) The Trustee will comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

      (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

      (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee by so notifying the Trustee. The Company shall remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10 hereof;

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            (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy
      Law;

            (3) a custodian or public officer takes charge of the Trustee or its property; or

            (4) the Trustee becomes incapable of acting.

      (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

      There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

      This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

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      The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

      The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

            (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

            (2) the Company's obligations with respect to such Notes under
      Article 2 and Section 4.02 hereof;

            (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith; and

            (4) this Article 8.

      Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19,
4.20, and 4.21 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will

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thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(6) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

      In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

            (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

            (2) in the case of Legal Defeasance only, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

                  (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

                  (B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

            in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (3) in the case of Covenant Defeasance only, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (4) no Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

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            (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (6) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

            (7) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

      Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a

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date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

      If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

      Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes or the Note Guarantees without the consent of any Holder of Note:

            (1) to cure any ambiguity, defect or inconsistency or to make a modification of a formal, minor or technical nature or correct a manifest error;

            (2) to provide for uncertificated Notes in addition to or in place of Certificated Notes;

            (3) to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

            (4) to add to the covenants of the Company or any Guarantor for the benefit of Holders of the Notes or surrender any right or power conferred upon the Company or any Guarantor;

            (5) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

            (6) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;

            (7) to add any additional Guarantor or to release any Guarantor from its Note Guarantee, to evidence or provide for the acceptance of appointment of a successor trustee or to add any additional Events of Default, in each case, as provided in this Indenture;

            (8) to make, complete or confirm any grant of a security interest in any Collateral permitted or required by the Security Documents or this Indenture or any release of Collateral that becomes effective as set forth in the Security Documents or this Indenture;

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            (9) to conform the text of this Indenture, the Note Guarantees, the
      Intercreditor Agreement, the other Security Documents or the Notes to any provision of the "Description of Senior Secured Notes" section of the Offering Circuler, to the extent that such provision in that "Description of Senior Secured Notes" was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees, the Intercreditor Agreement, the other Security Documents or the Notes;

            (10) to comply with Sections 5.01 and 4.10 hereof;

            (11) to reflect any waiver or termination of any right arising under the provisions of the Intercreditor Agreement that otherwise would be enforceable by any holder of a Credit Facility Lien, if such waiver or termination is set forth or provided in this Indenture, any of the Security Documents or the agreement governing or giving rise to such Credit Facility Lien, provided that no such waiver or amendment pursuant to this clause (11) shall adversely affect the rights of Holders of the Notes; and

            (12) to release Collateral constituting Excluded Securities in accordance with the conditions set forth in the definition of Excluded Assets.

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

      Section 9.02 With Consent of Holders of Notes.

      Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof) and the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under

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this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

      It is not be necessary for the consent of the Holders of Notes under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

            (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof);

            (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

            (4) waive a Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

            (5) make any Note payable in money other than that stated in the Notes;

            (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on, the Notes;

            (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof); or

            (8) make any change in the preceding amendment and waiver provisions.

      In addition, any amendment to, or waiver of, the provisions of this Indenture to release all or substantially all of the Collateral from the Liens securing the Notes or to release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture, will require the consent of the Holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding. Further, no amendment or supplement that imposes any obligation on the Trustee or the Collateral Agent or adversely affect the rights of the Trustee or the Collateral Agent in its individual capacity shall become effective without the consent of such party.

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Section 9.03 Compliance with Trust Indenture Act.

      Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

      The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                             COLLATERAL AND SECURITY

Section 10.01. Collateral Documents.

      The due and punctual payment of the principal of and interest and Liquidated Damages, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and, to the extent permitted by law, interest on the overdue principal of and interest and Liquidated Damages, if any, on the Notes and the Note Guarantees and performance of all other obligations of the Company and the Guarantors to the Holders of Notes or the Trustee under this Indenture, the Notes and the Note Guarantees, according to the terms hereunder or thereunder, will be secured as provided in the Senior Secured Note Documents constituting Security Documents (the "Note Security Documents") which the Company and the Guarantors, as applicable, will enter into concurrently with the expiration of the Escrow Period and the consummation of the Escrow Merger. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Note Security Documents (including, without limitation, the provisions providing for foreclosure and release of the Collateral) as the same may be in effect or may be amended

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from time to time in accordance with its terms and authorizes and directs the
Trustee for the benefit of the Holders of Notes and the Collateral Agent to enter into the Note Security Documents and to perform their respective obligations and exercise their respective rights thereunder in accordance therewith. The Company and each of the Guarantors will do or cause to be done all acts and things that may be required, or that the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the holders of Senior Secured Note Obligations, duly created and enforceable and perfected Liens upon the Collateral, including any property or assets that are acquired or otherwise become Collateral after the Notes are issued, subject to Permitted Prior Liens in the case of Senior Secured Note Priority Collateral, and to Credit Facility Liens and other Liens, if any, permitted by the applicable Qualified Credit Facility to be prior to the Credit Facility Liens in the case of Credit Facility Priority Collateral, in each case, as contemplated hereby and by the Senior Secured Note Documents.

      Upon the reasonable request of the Collateral Agent or the trustee at any time and from time to time, the Company and each of the Guarantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Senior Secured Note Documents for the benefit of the holders of Senior Secured Note Obligations.

Section 10.02. Recording and Opinions.

      (a) The Company will furnish to the Collateral Agent and the Trustee on May 15 in each year beginning with May 15, 2005, an Opinion of Counsel, which may be rendered by internal counsel to the Company, dated as of such date, either:

            (1) to the effect that, in the opinion of such counsel, subject to customary qualifications, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and refilings of this Indenture, the Note Security Documents and all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Note Security Documents in the Collateral and reciting with respect to the security interest in such Collateral the details of such action or referencing to prior Opinions of Counsel in which such details are given; or

            (2) to the effect that, in the opinion of such Counsel, subject to customary qualifications, no such action is necessary to maintain such Lien.

      (b) The Company will otherwise comply with the provisions of TIA
Section 314(b).

Section 10.03. Release of Collateral.

      (a) Subject to the provisions of this Section 10.03, Collateral may be released from the Lien and security interest created by the Note Security Documents at any time or from time to time in accordance with the provisions of the Note Security Documents or as provided by this Indenture. Collateral will be released from the Lien and security interest created by the Note Security Documents upon the occurrence of any of the following events:

            (1) in whole, upon payment in full of the Notes and all other Senior Secured Note Obligations that are outstanding, due and payable at the time the Notes are paid in full;

            (2) upon satisfaction and discharge of this Indenture as set forth in Article 12 hereof;

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            (3) upon a Legal Defeasance or Covenant Defeasance as set forth in
      Article 8 hereof;

            (4) as to any Collateral that constitutes all or substantially all of the Collateral, with the consent of the Holders of 66-2/3% in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes);

            (5) as to any Collateral that constitutes less than all or substantially all of the Collateral, with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes);

            (6) automatically as to any Collateral that is sold, transferred or otherwise disposed of by the Company or any other Obligor to a Person that is not (either immediately before or after such sale, transfer or disposition) the Company or a Restricted Subsidiary of the Company in a transaction or other circumstance that is not prohibited by Section 4.10 hereof and is not prohibited by all of the other Senior Secured Note Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Agent's Liens upon the Collateral will not be released if the sale or disposition is prohibited by Section 5.01 hereof;

            (7) automatically as to any Collateral owned by any Guarantor all of the Capital Stock of which is being sold, transferred or otherwise being disposed of to a Person that is not (either immediately before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company in a transaction that does not violate Section 4.10 hereof, at the time of such sale, transfer or other disposition;

            (8) automatically as to any Collateral owned by any Restricted Subsidiary that is a Guarantor, upon (a) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture or (b) if such Restricted Subsidiary is not a Domestic Restricted Subsidiary, when it ceases to be a guarantor or otherwise provide direct credit support for any other Indebtedness of the Company or any Guarantor;

            (9) automatically as to any Credit Facility Priority Collateral, in the event of any private or public sale of all or any portion of such Credit Facility Priority Collateral in connection with any Exercise of Remedies by or with the consent of the Credit Facility Agent at any time prior to the date upon which the Discharge of Credit Facility Obligations shall have occurred (and irrespective of whether an Event of Default has occurred), so long as the net cash proceeds of any such sale are applied as set forth under the Intercreditor Agreement;

            (10) as to Excluded Securities, in accordance with the conditions set forth in the definition of Excluded Assets; and

            (11) as to any Credit Facility Priority Collateral, upon delivery of certification to the Trustee and the Collateral Agent by a Credit Facility Agent to the effect that such Credit Facility Priority Collateral has been released by the requisite number of holders of the Credit Facility Obligations in accordance with the terms of the Credit Facility Documents; provided that at the time of such release, the aggregate principal amount of Credit Facility Debt outstanding (including outstanding letters of credit, whether or not then available or drawn) and the aggregate unfunded commitments to extend credit that, when funded, would constitute Credit Facility Debt must exceed $25 million.

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      Upon receipt of an Officers' Certificate certifying that all conditions precedent to such release have been met, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Senior Secured Note Priority Collateral or the Credit Facility Priority Collateral permitted to be released pursuant to this Indenture or the Note Security Documents.

      (b) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Note Security Documents will be effective as against the Holders of Notes.

      (c) The release of Collateral from the terms of this Indenture and the Note Security Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms the Intercreditor Agreement or this Indenture and any Note Security Document. To the extent applicable, the Company will cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Liens of the Note Security Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the trustee. Notwithstanding anything to the contrary in this Article 10, the Company will not be required to comply with all or any portion of TIA Section 314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including "no action" letters or exemptive orders, all or any portion of TIA Section 314(d) is inapplicable to one or a series of released Collateral.

Section 10.04. Certificates of the Company.

      The Company will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Note Security Documents, all documents required by TIA Section 314(d) to the extent applicable (as the same may be modified by any exemptive relief granted by the SEC).

      The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 10.05. Certificates of the Trustee.

      In the event that the Company wishes to release the Collateral in accordance with the Note Security Documents and the Company has delivered the certificates and documents required by the Note Security Documents and Sections
10.03 and 10.04 hereof, the Trustee will determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, if at that time the Trustee is not itself also the Collateral Agent, based on such determination, will deliver a certificate to the Collateral Agent setting forth such determination.

Section 10.06. Authorization of Actions to Be Taken by the Trustee Under the Note Security Documents.

      Subject to the provisions of the Intercreditor Agreement and Sections 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to:

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            (1) foreclose upon or otherwise enforce any or all of the Senior
      Secured Note Liens;

            (2) enforce any of the terms of the Note Security Documents; and

            (3) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder.

      Subject to the provisions of the Intercreditor Agreement, the Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Senior Secured Note Priority Collateral or the Credit Facility Priority Collateral by any acts that may be unlawful or in violation of the Note Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Senior Secured Note Priority Collateral or the Credit Facility Priority Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.07. Authorization of Receipt of Funds by the Trustee Under the Pledge Agreement.

      Subject to the provisions of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Note Security Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 10.08. Termination of Security Interest.

      Upon the payment in full of the Notes and all Senior Secured Note Obligations that are outstanding, due and payable at the time the Notes are paid in full, upon Legal Defeasance or Covenant Defeasance or upon the consent of at least 66-2/3% in principal amount of the Notes then outstanding as provided in
Section 9.02 hereof, the Trustee will, at the request of the Company, deliver a certificate to the Collateral Agent instructing the Collateral Agent to release the Liens pursuant to this Indenture and the Note Security Documents. Upon receipt of such instructions from the Trustee, the Collateral Agent shall, at the Company's expense, execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of all such Liens.

                                   ARTICLE 11
                                 NOTE GUARANTEES

Section 11.01 Note Guarantee.

      (a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

            (1) the principal of, premium and Liquidated Damages, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and

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      all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

            (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

      Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

      (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

      (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

      (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02 Limitation on Guarantor Liability.

      Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other

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Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03 Execution and Delivery of the Note Guarantee.

      To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

      Each Guarantor hereby agrees that its Note Guarantee set forth in Section
11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

      If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

      The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

      In the event that the Company or any of its Domestic Restricted Subsidiaries creates or acquires any Domestic Restricted Subsidiary after the date of this Indenture, if required by Section 4.18 hereof, the Company will cause such Domestic Restricted Subsidiary to comply with the provisions of
Section 4.18 hereof and this Article 11, to the extent applicable.

Section 11.04 Guarantors May Consolidate, etc., on Certain Terms.

      Except as otherwise provided in Section 11.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge or amalgamate with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

            (1) immediately after giving effect to such transaction, no Default or Event of Default exists;

            (2) subject to Section 11.05 hereof, if the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation, merger or amalgamation is a Restricted Subsidiary that is not already a Guarantor, such Person assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee, all Note Security Documents delivered by that Guarantor and the Registration Rights Agreement, pursuant to a supplemental indenture and other documentation in form and substance reasonably satisfactory to the Trustee and the Capital Stock of the successor resultant Person or transferee Person is pledged to the Collateral Agent for the benefit of the Holders of the Senior Secured Note Obligations pursuant to the Note Security Documents; or

      In case of any such consolidation, merger, amalgamation, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same

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effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

      Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (1) and (2) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 11.05  Releases.

      The Note Guarantee of a Guarantor will be released and the Guarantor relieved of any obligation under its Note Guarantee:

            (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either immediately before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition is not in violation of Section 4.10 hereof;

            (2) in connection with any direct or indirect sale of all of the Capital Stock of a Guarantor to a Person that is not (either immediately before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale is not in violation of
      Section 4.10 hereof;

            (3) with the written consent of the holders of at least 66-2/3% of the aggregate principal amount of Notes then outstanding;

            (4) upon the Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article 8 hereof or upon the satisfaction and discharge of this Indenture in accordance with Article 12 hereof;

            (5) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.19 hereof; or

            (6) if the Guarantor is not a Domestic Restricted Subsidiary, when it ceases to be a guarantor or otherwise provide direct credit support for any other Indebtedness of the Company or any Guarantor.

      Under any of the circumstances described in clauses (1) through (6) above, the applicable Guarantor or Guarantors will be released from all obligations under the Security Documents, the security interests in such Guarantor's or Guarantors' assets created pursuant to the Security Documents will be released and, upon any of the circumstances described in clauses (1), (2) or (4) above, the Capital Stock of such Guarantor or Guarantors will be released from the security interests created pursuant to the Security Documents, and in each case all Holders of the Notes will be deemed to have consented to the foregoing releases. At the request of the Company, the Trustee will execute and deliver any documents, instructions or instruments giving effect to, and evidencing the consent of the Holders to, any such release.

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      Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of and interest and premium and Liquidated Damages, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

                                   ARTICLE 12
                           SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

      This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

            (1) either:

                  (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

                  (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

            (2) no Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

            (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

            (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

      Upon the satisfaction and discharge of this Indenture, all Collateral will be released from the Lien and security interest created by the Note Security Documents pursuant to Section 10.03 and all Guarantors will be released from their Note Guarantees pursuant to Section 11.05.

      Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge

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those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02 Application of Trust Money.

      Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Liquidated Damages, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

      If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 13
                                  MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

Section 13.02 Notices.

      Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others' address:

           If to the Company and/or any Guarantor:

           Milacron Escrow Corporation
           2090 Florence Avenue
           Cincinnati, Ohio 45206
           Facsimile No.:  (513) 487-5969
           Attention:  Hugh O'Donnell

           With a copy to:

           Cravath, Swaine & Moore LLP
           825 Eighth Avenue
           New York, NY 10019

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

      Fax No.: (212) 474-3700
      Attention: Mark I. Greene, Esq.

      If to the Trustee:

      U.S. Bank National Association
      425 Walnut Street
      Cincinnati, Ohio 45202
      Fax: (513) 632-5511
      Attention: Corporate Trust Office

      The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.03 Communication by Holders of Notes with Other Holders of Notes.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05 Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA
Section 314(e) and must include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06 Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

      No past, present or future director, officer, employee, incorporator, stockholder or agent of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Intercreditor Agreement, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws and its is the view of the SEC that such a waiver is against public policy.

Section 13.08 Governing Law.

      THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09 No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10 Successors.

      All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 hereof.

Section 13.11 Severability.

      In case any provision in this Indenture, the Note Guarantees or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12 Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.13 Table of Contents, Headings, etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of May 26, 2004

                                                MILACRON ESCROW CORPORATION

                                                By:  /s/ Ronald D. Brown
                                                     ---------------------------
                                                     Name: Ronald D. Brown
                                                     Title: President

                                                U.S.BANK NATIONAL ASSOCIATION

                                                By:  /s/ Karolina K. Dies
                                                     ---------------------------
                                                     Name: Karolina K. Dies
                                                     Title: Trust Officer

                                 [Face of Note]

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. YOU MAY CONTACT THE CHIEF FINANCIAL OFFICER OF THE COMPANY, AT 2090 FLORENCE AVENUE, CINCINNATI, OHIO, 45206, (513) 487-5000, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT.

                                                         CUSIP/CINS ____________

                      11-1/2% Senior Secured Notes due 2011

No.______                                                          $____________

                           MILACRON ESCROW CORPORATION

promises to pay to [______________] or registered assigns,

the principal sum of __________________________________________________________
DOLLARS on _____________, 2011.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

Dated: _______________, 200__

                                                     MILACRON ESCROW CORPORATION

                                                     By:________________________

                                                        Name:
                                                        Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:___________________________
      Authorized Signatory

                                      A1-1

                                 [Back of Note]
                      11-1/2% Senior Secured Notes due 2011

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Unit Legend, if applicable pursuant to the provisions of the Indenture]

      Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            (1) INTEREST. Milacron Escrow Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture referred to below, being called the "Company"), promises to pay interest on the principal amount of this Note at 11-1/2% per annum from ________________, 20__ until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on November 15 and May 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________, 20__. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy
      Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City of St. Paul, Minnesota, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                                      A1-2

            (3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

            (4) INDENTURE AND SECURITY DOCUMENTS. The Company issued the Notes under an Indenture dated as of May 26, 2004 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Notes are secured by a pledge of Collateral pursuant to the Security Documents referred to in the Indenture. The Company shall be entitled, subject to compliance with Section 4.09 of the Indenture, to issue Additional Notes pursuant to Section 2.14 of the Indenture.

            (5) OPTIONAL REDEMPTION.

      (a) At any time on or prior to May 15, 2007, the Company may at its option on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 111.5% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Qualified Equity Issuances; provided that:

            (1) at least 65% of the aggregate principal amount of Notes initially issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

            (2) the redemption occurs within 90 days of the date of the closing of such Qualified Equity Issuance.

      (b) The Company may also at its option on any one or more occasions redeem all or part of the Notes upon not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of the date of redemption.

            (6) MANDATORY REDEMPTION.

      Other than in connection with redemption pursuant to a Special Mandatory Redemption, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

            (7) SPECIAL MANDATORY REDEMPTION.

      In accordance with the terms and conditions of the Escrow Agreement, and using the funds in the Escrow Account, the Company shall redeem on the Escrow Redemption Date all and not less than all of the Notes at the Escrow Redemption Price if the Officers' Certificate required by Section 3(b) of the Escrow Agreement to be delivered by July 29, 2004 (the "Conditions Precedent Date") (or if the Conditions Precedent Date has been extended pursuant to the terms of the Escrow Agreement, by August 31, 2004) has not been so delivered. Upon the release of the funds from the Escrow Account after delivery of the Officers' Certificate required by Section 3(b) of the Escrow Agreement, the foregoing provisions of this Section 7 shall be null and void.

                                      A1-3

            (8) REPURCHASE AT THE OPTION OF HOLDER.

                  (a) If there is a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes validly tendered in the Change of Control Offer at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within five Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.

                  (c) If the Company or a Restricted Subsidiary of the Company consummates any Sale of Senior Secured Note Priority Collateral, within five Business Days of each date on which the aggregate amount of Excess Collateral Proceeds exceeds $10.0 million, the Company will commence an offer to all Holders of Notes (a "Collateral Proceeds Offer") pursuant to
      Section 3.10 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Excess Collateral Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) tendered pursuant to an Collateral Proceeds Offer is less than the Excess Collateral Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Collateral Proceeds Offer exceeds the amount of Excess Collateral Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Collateral Proceeds Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.

            (9) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a

                                      A1-4
      satisfaction or discharge of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the applicable redemption date, interest ceases to accrue on the Notes or portion thereof called for redemption.

            (10) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            (11) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

            (12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented (1) to cure any ambiguity, defect or inconsistency or to make a modification of a formal, minor or technical nature or correct a manifest error; (2) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (3) to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes in the case of a merger or consolidation or a sale of all or substantially all of the Company's assets; (4) to add to the covenants of the Company or any Guarantor for the benefit of the Holders of the Notes or surrender any right or power conferred upon the Company or any Guarantor; (5) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; (6) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA;
      (7) to add any additional Guarantor or to release any Guarantor from its Note Guarantee, to evidence or provide for the acceptance of appointment of a successor trustee or to add any additional Events of Default, in each case, as provided in the Indenture; (8) to make, complete or confirm any grant of a security interest in any Collateral permitted or required by the Security Documents or the Indenture or any release of Collateral that becomes effective as set forth in the Security Documents or the Indenture;
      (9) to conform the text of the Indenture, the Note Guarantees, the Intercreditor Agreement, the other Security Documents or the Notes to any provision of the "Description of Senior Secured Notes" section of the Offering Circular dated May 12, 2004, to the extent that such provision in that "Description of Senior Secured Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees, the Intercreditor Agreement, the other Security Documents or the Notes; (10) to comply with Sections 5.01 and 4.10 of the Indenture; (11) to reflect any waiver or termination of any right arising under the provisions of the Intercreditor Agreement that otherwise would be enforceable by any holder of a Credit Facility Lien, if such waiver or termination is set forth or provided in

                                      A1-5
      the Indenture, any of the Security Documents or the agreement governing or giving rise to such Credit Facility Lien, provided that no such waiver or amendment pursuant to this clause (11) shall adversely affect the rights of Holders of the Notes; and (12) to release Collateral constituting Excluded Securities in accordance with the conditions set forth in the definition of Excluded Assets in the Indenture.

            (13) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes, (iii) failure by the Company to comply with its obligations under Sections 4.10, 4.15, 4.21 or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding (including Additional Notes, if any) voting as a single class to comply with the provisions of Sections 4.07 and 4.09 of the Indenture,
      (v) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding (including Additional Notes, if any) voting as a single class to comply with any of the other agreements in the Indenture, the Escrow Agreement, the Notes, or the Security Documents; (vi) default under certain other agreements relating to Indebtedness of the Company or any of its Restricted Subsidiaries which default is either (a) a Payment Default or (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of such Indebtedness aggregates at least $15.0 million; (vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days and aggregate in excess of $15.0 million; (viii) the Escrow Agreement or any other Security Document or any Lien purported to be granted thereby on the Escrow Account or the cash therein, the Eurobond Escrow Agreement or any other security document or any Lien purposed to be granted thereby on the Eurobond Escrow Account or the cash therein, or any one or more other items of Collateral having an aggregate fair market value in excess of $15.0 million is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in the indenture) to be fully enforceable and perfected; provided that if the holders of the Series B Notes and the common stock into which the Series A Notes were converted waive the requirement in the Note Purchase Agreement for the establishment of the Eurobond Escrow Account, then the failure to establish the Eurobond Escrow Account or execute the Eurobond Escrow Agreement (or the termination of the Eurobond Escrow Agreement and dissolution of the Eurobond Escrow Account) shall not be deemed an Event of Default; (ix) the Company or any Guarantor denies or disaffirms, in writing in any pleading in any court of competent jurisdiction, any obligation of the Company or any Guarantor set forth in or arising under any Security Document; and (x) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect and such default continues for 10 days after notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding (including Additional Notes, if any) voting as a single class or any Guarantor or any Person acting on its behalf denies or disaffirms its obligations under such Guarantor's Note Guarantee and (xi) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may

                                      A1-6
      not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Liquidated Damages, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the Notes (other than non-payment of amounts that became due solely because of acceleration of the Notes). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            (14) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            (15) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the indenture, the Note Guarantees, the Intercreditor Agreement, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws and its is the view of the Commission that such a waiver is against public policy.

            (16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            (17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            (18) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of May 26, 2004, between the Company and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

            (19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a

                                      A1-7
      convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

            (20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Milacron Escrow Corporation
2090 Florence Avenue
Cincinnati, Ohio 45206
Facsimile No.:  (513) 487-5969
Attention:  Hugh O'Donnell

                                      A1-8

                                 ASSIGNMENT FORM

      To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________

                 Your Signature:________________________________________________
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A1-9

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

            [ ]Section 4.10                     [ ]Section 4.15

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                      $______________

Date:  _______________

                 Your Signature: _______________________________________________
                    (Sign exactly as your name appears on the face of this Note)

                 Tax Identification No.:________________________________________

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A1-10

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

      The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                    Amount of decrease in    Amount of increase in          Principal Amount
                       Principal Amount         Principal Amount       at maturity of this Global     Signature of authorized
                        at maturity of           at maturity of       Note following such decrease     officer of Trustee or
Date of Exchange       this Global Note         this Global Note             (or increase)                   Custodian
----------------    ---------------------    ---------------------    ----------------------------    -----------------------

* This schedule should be included only if the Note is issued in global form.

                                     A1-11

                  [Face of Regulation S Temporary Global Note]

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. YOU MAY CONTACT THE CHIEF FINANCIAL OFFICER OF THE COMPANY, AT 2090 FLORENCE AVENUE, CINCINNATI, OHIO, 45206, (513) 487-5000, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT.

                                                           CUSIP/CINS __________

                     11-1/2 % Senior Secured Notes due 2011

No. ___                                                              $__________

                           MILACRON ESCROW CORPORATION

promises to pay to CEDE & CO. or registered assigns,

the principal sum of __________________________________________________________
DOLLARS on _____________, 2011.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

Dated: _______________, 200_

                                                 MILACRON ESCROW CORPORATION

                                                 By:____________________________

                                                    Name:
                                                    Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:____________________________
       Authorized Signatory

                                      A2-1

                  [Back of Regulation S Temporary Global Note]
                      11-1/2% Senior Secured Notes due 2011

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF MILACRON ESCROW CORPORATION.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE (OR ITS PREDECESSOR ) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION

                                      A2-2

MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO ANY EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

      Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            (1) INTEREST. Milacron Escrow Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture referred to below, being called the "Company"), promises to pay interest on the principal amount of this Note at 11-1/2% per annum from ________________, 20__ until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on November 15 and May 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________, 20__. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy
      Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

            (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the

                                      A2-3

      City of St. Paul, Minnesota, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            (3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

            (4) INDENTURE AND SECURITY DOCUMENTS. The Company issued the Notes under an Indenture dated as of May 26, 2004 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Notes are secured by a pledge of Collateral pursuant to the Security Documents referred to in the Indenture. The Company shall be entitled, subject to compliance with Section 4.09 of the Indenture, to issue Additional Notes pursuant to Section 2.14 of the Indenture.

            (5) OPTIONAL REDEMPTION.

      (a) At any time on or prior to May 15, 2007, the Company may at its option on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 111.5% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Qualified Equity Issuances; provided that:

            (1) at least 65% of the aggregate principal amount of Notes initially issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

            (2) the redemption occurs within 90 days of the date of the closing of such Qualified Equity Issuance.

      (b) The Company may also at its option on any one or more occasions redeem all or part of the Notes upon not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of the date of redemption.

            (6) MANDATORY REDEMPTION.

      Other than in connection with redemption pursuant to a Special Mandatory Redemption, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

            (7) SPECIAL MANDATORY REDEMPTION.

                                      A2-4

      In accordance with the terms and conditions of the Escrow Agreement, and using the funds in the Escrow Account, the Company shall redeem on the Escrow Redemption Date all and not less than all of the Notes at the Escrow Redemption Price if the Officers' Certificate required by Section 3(b) of the Escrow Agreement to be delivered by July 29, 2004 (the "Conditions Precedent Date") (or if the Conditions Precedent Date has been extended pursuant to the terms of the Escrow Agreement, by August 31, 2004) has not been so delivered. Upon the release of the funds from the Escrow Account after delivery of the Officers' Certificate required by Section 3(b) of the Escrow Agreement, the foregoing provisions of this Section 7 shall be null and void.

            (8) REPURCHASE AT THE OPTION OF HOLDER.

                  (a) If there is a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes validly tendered in the Change of Control Offer at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within five Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.

                  (c) If the Company or a Restricted Subsidiary of the Company consummates any Sale of Senior Secured Note Priority Collateral, within five Business Days of each date on which the aggregate amount of Excess Collateral Proceeds exceeds $10.0 million, the Company will commence an offer to all Holders of Notes (a "Collateral Proceeds Offer") pursuant to
      Section 3.10 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Excess Collateral Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) tendered pursuant to an Collateral Proceeds Offer is less than the Excess Collateral Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Collateral Proceeds Offer exceeds the amount of Excess Collateral

                                      A2-5

      Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Collateral Proceeds Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.

            (9) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the applicable redemption date, interest ceases to accrue on the Notes or portion thereof called for redemption.

            (10) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

            (11) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

            (12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented (1) to cure any ambiguity, defect or inconsistency or to make a modification of a formal, minor or technical nature or correct a manifest error; (2) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (3) to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes in the case of a merger or consolidation or a sale of all or substantially all of the Company's assets; (4) to add to the covenants of the Company or any Guarantor for the benefit of the Holders of the Notes or surrender any right or power conferred upon the Company or any Guarantor; (5) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that

                                      A2-6
      does not adversely affect the legal rights under the Indenture of any such Holder; (6) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA; (7) to add any additional Guarantor or to release any Guarantor from its Note Guarantee, to evidence or provide for the acceptance of appointment of a successor trustee or to add any additional Events of Default, in each case, as provided in the Indenture; (8) to make, complete or confirm any grant of a security interest in any Collateral permitted or required by the Security Documents or the Indenture or any release of Collateral that becomes effective as set forth in the Security Documents or the Indenture; (9) to conform the text of the Indenture, the Note Guarantees, the Intercreditor Agreement, the other Security Documents or the Notes to any provision of the "Description of Senior Secured Notes" section of the Offering Circular dated May 12, 2004, to the extent that such provision in that "Description of Senior Secured Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees, the Intercreditor Agreement, the other Security Documents or the Notes; (10) to comply with Sections 5.01 and 4.10 of the Indenture; (11) to reflect any waiver or termination of any right arising under the provisions of the Intercreditor Agreement that otherwise would be enforceable by any holder of a Credit Facility Lien, if such waiver or termination is set forth or provided in the Indenture, any of the Security Documents or the agreement governing or giving rise to such Credit Facility Lien, provided that no such waiver or amendment pursuant to this clause (11) shall adversely affect the rights of Holders of the Notes; and (12) to release Collateral constituting Excluded Securities in accordance with the conditions set forth in the definition of Excluded Assets in the Indenture.

            (13) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes, (iii) failure by the Company to comply with its obligations under Sections 4.10, 4.15, 4.21 or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding (including Additional Notes, if any) voting as a single class to comply with the provisions of Sections 4.07 and 4.09 of the Indenture,
      (v) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding (including Additional Notes, if any) voting as a single class to comply with any of the other agreements in the Indenture, the Escrow Agreement, the Notes, or the Security Documents; (vi) default under certain other agreements relating to Indebtedness of the Company or any of its Restricted Subsidiaries which default is either (a) a Payment Default or (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of such Indebtedness aggregates at least $15.0 million; (vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days and aggregate in excess of $15.0 million; (viii) the Escrow Agreement or any other Security Document or any Lien purported to be granted thereby on the Escrow Account or the cash therein, the Eurobond Escrow Agreement or any other security document or any Lien purposed to be granted thereby on the Eurobond Escrow Account or the cash therein, or any one or more other items of Collateral having an aggregate fair market value in excess of $15.0 million is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in the indenture) to be fully enforceable and perfected; provided that if the holders of the Series B Notes and the common stock into which the Series A Notes were converted waive the requirement in the Note Purchase Agreement for the establishment of the Eurobond Escrow Account, then the failure to establish the Eurobond Escrow Account or execute the Eurobond Escrow Agreement (or the termination of the Eurobond Escrow Agreement and dissolution of the Eurobond Escrow

                                      A2-7

      Account) shall not be deemed an Event of Default; (ix) the Company or any Guarantor denies or disaffirms, in writing in any pleading in any court of competent jurisdiction, any obligation of the Company or any Guarantor set forth in or arising under any Security Document; and (x) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect and such default continues for 10 days after notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding (including Additional Notes, if any) voting as a single class or any Guarantor or any Person acting on its behalf denies or disaffirms its obligations under such Guarantor's Note Guarantee and (xi) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Liquidated Damages, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the Notes (other than non-payment of amounts that became due solely because of acceleration of the Notes). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            (14) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            (15) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the indenture, the Note Guarantees, the Intercreditor Agreement, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws and its is the view of the Commission that such a waiver is against public policy.

            (16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            (17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties),

                                      A2-8

      JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            (18) ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of May 26, 2004, between the Company and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

            (19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

            (20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Milacron Escrow Corporation
2090 Florence Avenue
Cincinnati, Ohio 45206
Facsimile No.: (513) 487-5969
Attention: Hugh O'Donnell

                                      A2-9

                                 ASSIGNMENT FORM

      To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________

                 Your Signature:________________________________________________
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A2-10

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

         [ ]Section 4.10                                [ ]Section 4.15

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                                 $_________________

Date:  _______________

                Your Signature:_________________________________________________
                    (Sign exactly as your name appears on the face of this Note)

                Tax Identification No.:_________________________________________

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A2-11

        SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY
                                  GLOBAL NOTE

      The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

                    Amount of decrease in    Amount of increase in          Principal Amount
                       Principal Amount         Principal Amount       at maturity of this Global     Signature of authorized
                        at maturity of           at maturity of       Note following such decrease     officer of Trustee or
Date of Exchange       this Global Note         this Global Note             (or increase)                   Custodian
----------------    ---------------------    ---------------------    ----------------------------    -----------------------

                                     A2-12

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Milacron Escrow Corporation
2090 Florence Avenue
Cincinnati, Ohio 45206
Attention: Hugh O'Donnell

U.S. Bank National Association

_________________
Attention: ____________________

      Re: __% Senior Secured Notes due 2011

      Reference is hereby made to the Indenture, dated as of May __, 2004 (the "Indenture"), between Milacron Escrow Corporation, as issuer (the "Company"), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

      1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

      2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL NOTE, THE REGULATION S PERMANENT GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act , (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

      3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

            (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

            (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

            (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

            (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

      4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

      (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement

Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ________________________________________
                                           [Insert Name of Transferor]

                                        By:_____________________________________
                                           Name:
                                           Title:

Dated: _______________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.    The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

            (a) [ ] a beneficial interest in the:

                (i)   [ ] 144A Global Note (CUSIP _________), or

                (ii)  [ ] Regulation S Global Note (CUSIP_________), or

                (iii) [ ] IAI Global Note (CUSIP _________); or

            (b) [ ] a Restricted Definitive Note.

2.    After the Transfer the Transferee will hold:

                                   [CHECK ONE]

            (a) [ ] a beneficial interest in the:

                (i)   [ ] 144A Global Note (CUSIP _________), or

                (ii)  [ ] Regulation S Global Note (CUSIP _________), or

                (iii) [ ] IAI Global Note (CUSIP _________); or

                (iv)  [ ] Unrestricted Global Note (CUSIP _________); or

            (b) [ ] a Restricted Definitive Note; or

            (c) [ ] an Unrestricted Definitive Note,

            in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Milacron Escrow Corporation
2090 Florence Avenue
Cincinnati, Ohio 45206
Attention:  Hugh O'Donnell

U.S. Bank National Association

_________________
Attention:  _________________

            Re: __% Senior Secured Notes due 2011

                              (CUSIP ____________)

      Reference is hereby made to the Indenture, dated as of May __, 2004 (the "Indenture"), between Milacron Escrow Corporation, as issuer (the "Company"), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

      1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

      (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies
(i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

      (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

      (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note, [ ] Regulation S Global Note, [ ] IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ________________________________________
                                        [Insert Name of Transferor]

                                    By:_________________________________________

                                        Name:
                                        Title:

Dated: ______________________

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Milacron Escrow Corporation
2090 Florence Avenue
Cincinnati, Ohio 45206
Attention:  Hugh O'Donnell

U.S. Bank National Association

_________________
Attention:  _________________

      Re: __% Senior Secured Notes due 2011

      Reference is hereby made to the Indenture, dated as of May __, 2004 (the "Indenture"), between Milacron Escrow Corporation, as issuer (the "Company"), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      In connection with our proposed purchase of $____________ aggregate principal amount of:

      (a) [ ] a beneficial interest in a Global Note, or

      (b) [ ] a Definitive Note,

      we confirm that:

      1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

      2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

      3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

      4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

      5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

      You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        ________________________________________
                                        [Insert Name of Accredited Investor]

                                        By:_____________________________________
                                            Name:
                                            Title:

Dated: _______________________

                                                                       EXHIBIT E

                          FORM OF NOTATION OF GUARANTEE

      For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 26, 2004 (the "Indenture") between Milacron Escrow Corporation, (the "Company") and U.S. Bank National Association, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on, the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

      Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

                                        [NAME OF GUARANTOR(S)]

                                        By: ____________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

      SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, 200__, among __________________ (the "Guaranteeing
Subsidiary"), a subsidiary of Milcaron Escrow Corporation (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May __, 2004 providing for the issuance of ___% Senior Secured Notes due 2011 (the "Notes");

      WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

      WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

      1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

      2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

      3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Intercreditor Agreement the Security Documents, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

      4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                                                                       EXHIBIT F

      5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

      7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

                                                                       EXHIBIT F

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

      Dated: _______________, 20___

                                        [GUARANTEEING SUBSIDIARY]

                                        By:_______________________________
                                            Name:
                                            Title:

                                        MILACRON ESCROW CORPORATION

                                        By:_______________________________
                                            Name:
                                            Title:

                                        [EXISTING GUARANTORS]

                                        By:_______________________________
                                            Name:
                                            Title:

                                        U.S. BANK NATIONAL ASSOCIATION,
                                          as Trustee

                                        By:_______________________________
                                            Authorized Signatory